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Exhibit 99.2

Alaska Communications Systems Holdings, Inc.
Index to consolidated financial statements

Alaska Communications Systems Holdings, Inc.
Consolidated balance sheets

(Dollars in thousands)	June 30, 2003	December 31, 2002

Assets	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents	$64,560	$18,565
Restricted cash	110	3,440
Accounts receivable-trade, net of allowance of $5,407 and $6,075	46,032	48,820
Accounts receivable-affiliate	4,766	3,761
Materials and supplies	11,603	11,203
Prepayments and other current assets	5,753	6,172
Assets held for sale	—	261

Total current assets	132,824	92,222
Investment	1,097	—
Property, plant and equipment	1,100,073	1,090,365
Less: accumulated depreciation	662,128	625,276

Property, plant and equipment, net	437,945	465,089
Goodwill	38,403	77,225
Intangible assets	22,804	23,269
Debt issuance costs, net of amortization of $21,200 and $15,883	15,813	21,130
Deferred charges and other assets	25,850	26,047

Total assets	$674,736	$704,982

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$4,909	$5,933
Accounts payable-affiliates	3,524	1,319
Accounts payable, accrued and other current liabilities	41,477	49,480
Advance billings and customer deposits	9,146	9,804

Total current liabilities	59,056	66,536
Long-term obligations, net of current portion	477,183	586,898
Other deferred credits and long-term liabilities	30,961	32,930
Commitments and contingencies	—	—
Stockholders' equity:
Common stock, $.01 par value; 1,000 shares authorized, 1 share issued and outstanding
Contributed capital	287,242	287,242
Accumulated deficit	(164,460)	(249,738)
Accumulated other comprehensive loss	(15,246)	(18,886)

Total stockholders' equity	107,536	18,618

Total liabilities and stockholders' equity	$674,736	$704,982

See Notes to Consolidated Financial Statements

Alaska Communications Systems Holdings, Inc.
Consolidated statements of operations

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2003	2002	2003	2002

Operating revenue:	(unaudited)		(unaudited)
Local telephone	$55,210	$63,991	$109,211	$119,313
Wireless	11,947	11,162	22,277	20,517
Directory	3,353	8,381	11,631	17,022
Internet	9,037	4,551	16,193	8,393
Interexchange	5,239	4,820	10,005	9,670

Total operating revenue	84,786	92,905	169,317	174,915
Operating expense:
Local telephone (exclusive of depreciation and amortization)	27,487	32,571	55,334	61,569
Wireless (exclusive of depreciation and amortization)	7,019	7,069	13,583	13,111
Directory (exclusive of depreciation and amortization)	1,800	3,532	5,249	6,958
Internet (exclusive of depreciation and amortization)	13,050	7,317	23,186	12,445
Interexchange (exclusive of depreciation and amortization)	7,124	6,997	13,713	13,612
Depreciation and amortization	22,091	19,973	44,691	39,232

Total operating expense	78,571	77,459	155,756	146,927
Gain (loss) on disposal of assets	97,285	(273)	96,539	(273)

Operating income	103,500	15,173	110,100	27,715
Other income (expense):
Interest expense	(14,920)	(10,975)	(27,607)	(23,718)
Interest income and other	4,787	548	4,979	1,048

Total other expense	(10,133)	(10,427)	(22,628)	(22,670)

Income before income taxes, discontinued operations and cumulative effect of change in accounting principle	93,367	4,746	87,472	5,045
Income tax benefit	—	—	—	—

Income from continuing operations	93,367	4,746	87,472	5,045
Loss from discontinued operations	—	(515)	(52)	(7,387)

Income (loss) before cumulative effect of change in accounting principle	93,367	4,231	87,420	(2,342)
Cumulative effect of change in accounting principle	—	—	—	(105,350)

Net income (loss)	$93,367	$4,231	$87,420	$(107,692)

See Notes to Consolidated Financial Statements

Alaska Communications Systems Holdings, Inc.
Consolidated statements of cash flows

	Six Months Ended June 30,
(Dollars in thousands)	2003	2002

	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$87,420	$(107,692)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on discontinued operations	52	7,387
Cumulative effect of change in accounting principle	—	105,350
Depreciation and amortization	44,691	39,232
Loss (gain) on disposal of assets	(96,539)	273
Amortization of debt issuance costs and original issue discount	5,317	2,078
Capitalized interest	(92)	(767)
Other deferred credits	1,671	(1,891)
Changes in components of working capital:
Accounts receivable and other current assets	1,725	(7,664)
Accounts payable and other current liabilities	(9,085)	(9,730)
Other	(122)	98
Net cash used by discontinued operations	(41)	(477)

Net cash provided by operating activities	34,997	26,197
Cash Flows from Investing Activities:
Construction and capital expenditures, net of capitalized interest	(15,211)	(31,975)
Net proceeds from sale of business	138,091	—
Release of funds from escrow	3,539	—
Placement of funds in restricted account	(200)	—

Net cash provided (used) by investing activities	126,219	(31,975)
Cash Flows from Financing Activities:
Payments on long-term debt	(113,079)	(6,640)
Dividends	(2,142)	—

Net cash used by financing activities	(115,221)	(6,640)
Increase (decrease) in cash and cash equivalents	45,995	(12,418)
Cash and cash equivalents at beginning of the period	18,565	41,012

Cash and cash equivalents at the end of the period	$64,560	$28,594

Supplemental Cash Flow Data:
Interest paid	$23,862	$24,914
Income taxes paid	—	—
Supplemental Noncash Transactions:
Property acquired under capital leases and mortgages	$2,340	$2,306
Interest rate swap marked to market	$(3,640)	$577

See Notes to Consolidated Financial Statements

Alaska Communications Systems Holdings, Inc.
Notes to consolidated financial statements
(Unaudited, dollars in thousands)

1. Description of company and summary of significant accounting policies

 Alaska Communications Systems Holdings, Inc. and Subsidiaries (the "Company" or "ACS Holdings"), a Delaware corporation, is an integrated communications provider engaged principally in providing local telephone, wireless, Internet, and interexchange services to its customers in the state of Alaska through its telecommunications subsidiaries. The Company was formed in October of 1998 for the purpose of acquiring and operating telecommunications properties. The principal activities in 1998 and through May 14, 1999 were the preparation of systems and obtaining financing for pending acquisitions. On May 14, 1999, the Company was acquired and became a wholly owned subsidiary of Alaska Communications Systems Group, Inc. (the "Parent" or "ACS Group").

 The financial statements for the Company represent the consolidated financial position, results of operations and cash flows principally of the following entities:

  •
  Alaska Communications Systems Holdings, Inc.

  •
  ACS of Alaska, Inc. ("ACSAK")

  •
  ACS of the Northland, Inc. ("ACSN")

  •
  ACS of Fairbanks, Inc. ("ACSF")

  •
  ACS of Anchorage, Inc. ("ACSA")

  •
  ACS Wireless, Inc. ("ACSW")

  •
  ACS Long Distance, Inc. ("ACSLD")

  •
  ACS Internet, Inc. ("ACSI")

 On May 8, 2003, the Company completed the sale of a majority interest in its directory business, as described in Note 4, Gain on Disposal of Assets.

 Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission. However, the Company believes the disclosures which are made are adequate to make the information presented not misleading. Certain reclassifications have been made to the 2002 financial statements to make them conform to the current presentation.

 In the opinion of management, the financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows for all periods presented. The results of operations for the three and six months ended June 30, 2003 and 2002 are not necessarily indicative of the results of operations which might be expected for the entire year or any other interim periods.

Revenue Recognition

 Access revenue is recognized when earned. The Company participates in toll revenue pools with other telephone companies. Such pools are funded by toll revenue and/or access charges regulated by the Regulatory Commission of Alaska ("RCA") within the intrastate jurisdiction and the Federal Communications Commission ("FCC") within the interstate jurisdiction. Much of the interstate access revenue is initially recorded based on estimates. These estimates are derived from interim financial statements, available separations studies and the most recent information available about achieved rates of return. These estimates are subject to adjustment in future accounting periods as additional operational information becomes available. To the extent that disputes arise over revenue settlements, the Company's policy is to defer revenue collected until settlement methodologies are resolved and finalized. During the second quarter of 2002, the Company recognized as revenue $11,066 of previously deferred interstate access revenue and reversed $1,673 of interest expense previously accrued thereon as a result of a favorable ruling by the District of Columbia Court of Appeals related to a dispute on interstate access rates for the Anchorage market. At June 30, 2003 and 2002, the Company had liabilities of $15,423 and $20,656, respectively, related to its estimate of refundable access revenue.

Regulatory Accounting and Regulation

 The local telephone exchange operations of the Company account for costs in accordance with the accounting principles for regulated enterprises prescribed by Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for the Effects of Certain Types of Regulation. This accounting recognizes the economic effects of rate regulation by recording cost and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, under SFAS No. 71, plant and equipment is depreciated over lives approved by regulators and certain costs and obligations are deferred based upon approvals received from regulators to permit recovery of such amounts in future years. Historically, lives approved for regulatory purposes have approximated economically useful lives. On July 21, 2002, the Company received an order from the RCA which extended lives approved for ratemaking purposes beyond the economically useful lives of the underlying assets. Management petitioned for reconsideration on the ACSA order and the RCA has accepted additional testimony and held a hearing in June of 2003. A final order on the matter is not expected until the second half of 2003. The Company implemented, effective January 1, 2003, higher depreciation rates for its regulated telephone plant for the interstate jurisdiction. As a result, the Company has recorded a regulatory asset under SFAS No. 71 of $5,466 as of June 30, 2003 related to depreciation of the regulated telephone plant allocable to its intrastate and local jurisdictions. The Company has also deferred as a regulatory asset $894 of costs incurred in connection with regulatory rate making proceedings, which is being amortized over three years starting in 2003. The balance of this regulatory asset was $745 at June 30, 2003. If the Company were not following SFAS No. 71, it would have recorded additional depreciation expense of $5,466 for the intrastate and local jurisdictions and the deferred costs incurred in connection with regulatory rate making proceedings would have been charged to expense as incurred. Non-regulated revenues and costs incurred by the local telephone exchange operations and non-regulated operations of the Company are not accounted for under SFAS No. 71 principles.

Stock Incentive Plans

 The Company's employees participate in various plans of ACS Group. The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its stock incentive plans. Accordingly, no compensation cost has been recognized for options with exercise prices equal to or greater than fair value on the date of grant. No compensation costs were charged to operations for the six months ended June 30, 2003 or 2002. If compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income (loss) on a pro forma basis for the six months ended June 30, 2003 and 2002 would have been as follows:

	For the six months ended June 30,
	2003	2002

Net income (loss):
As reported	$87,420	$(107,692)
Pro forma	87,499	(108,574)

 The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for grants:

	2003	2002

Risk free rate	2.56%	4.13%
Dividend yield	0.0%	0.0%
Expected volatility factor	65.7%	54.0%
Expected option life (years)	6.1	6.1

2. New accounting standards

 On August 15, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This standard generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. Under the new accounting method, asset retirement obligations are recognized in the period in which they are incurred if a reasonable estimate of fair value can be made. When the liability is initially recorded, the cost is capitalized and increases the carrying value of the related long-lived asset. The liability is then accreted to its present value each period and the capitalized cost is depreciated over the estimated useful life of the related asset. At the settlement date, the obligation is settled for its recorded amount or a gain or loss is recognized upon settlement.

 In accordance with federal and state regulations, depreciation expense for the Company's local exchange carriers regulated operations have historically included an additional provision for cost of removal. Under SFAS No. 143, the additional cost of removal provision would no longer be included in depreciation expense, because it does not meet the recognition and measurement principles of an asset retirement obligation. On December 20, 2002, the FCC notified local exchange carriers that they should not adopt the provisions of SFAS No. 143 unless specifically required by the FCC in the future. As a result of the FCC ruling, the Company will continue to record a regulatory liability for cost of removal for its local exchange carriers subsidiaries that follow SFAS No. 71 accounting.

 The Company applied the provisions of SFAS No. 143 to its nonregulated subsidiaries effective January 1, 2003. The Company has cell site leases which typically have terms of 10 years that contain contractual obligations to restore the site to its original condition. Since the Company plans to renew these leases indefinitely, it is unable to determine when it might have to perform the restoration of the cell sites to their original condition. The Company is therefore unable to estimate the fair value of these asset retirement obligations and has not recorded a liability under SFAS No. 143.

 In June 2002, FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that companies recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company's adoption of this statement did not have a material impact on its financial position, results of operations, or cash flows.

 On December 31, 2002, FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have plans to change to the fair value method of accounting for our stock based compensation. The disclosure requirements are now effective.

 On April 30, 2003, FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The Company does not believe the adoption of this statement will have a material impact on its financial position, results of operations, or cash flows.

 On May 15, 2003, FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The new Statement requires that certain financial instruments that, under previous guidance, issuers could account for as equity, be classified as liabilities in statements of financial position. Most of the guidance in SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 has no effect on the Company's financial position, results of operations or cash flows.

 In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The recognition and measurement provisions are effective on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 had no effect on the Company's financial position, results of operations or cash flows.

 In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities. FIN 46 addresses when a company should include in its financial statements the assets, liabilities and activities of a variable interest entity. FIN 46 defines variable interest entities as those entities with a business purpose that either do not have any equity investors with voting rights, or have equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. FIN 46 consolidation requirements are effective for all variable interest entities created after January 31, 2003, and to pre-existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain disclosure requirements are effective for financial statements issued after January 31, 2003. The adoption of FIN 46 has no effect on the Company's financial position, results of operations or cash flows.

3. Long-term obligations

 During the first quarter of 2003, the Company's lenders approved an amendment and waiver to its Senior Credit Facility that, among other things, permitted the Company to sell its directory business and required that in the event the sale was completed, 75% of proceeds would be used to repay outstanding Senior Credit Facility term loans. This amendment and waiver became effective on May 8, 2003, and on May 13, 2003, the Company paid down $106,650 of the outstanding Senior Credit Facility term loans. Long-term obligations consist of the following at June 30, 2003 and December 31, 2002:

	2003	2002

Senior credit facility term loan — tranche A	$105,727	$148,500
Senior credit facility term loan — tranche B	113,158	148,500
Senior credit facility term loan — tranche C	101,842	133,650
9 3/8% senior subordinated notes due 2009	150,000	150,000
Capital leases and other long-term obligations	11,365	12,181

	482,092	592,831
Less current portion	4,909	5,933

Long-term obligations, net of current portion	$477,183	$586,898

 The aggregate maturities of long-term obligations for each of the five years and thereafter subsequent to June 30, 2003 are as follows:

2003 (July 1 - December 31)	$729
2004 (January 1 - December 31)	4,979
2005 (January 1 - December 31)	4,178
2006 (January 1 - December 31)	106,755
2007 (January 1 - December 31)	111,786
Thereafter	253,665

$482,092

4. Gain on disposal of assets

 On April 28, 2003, the Company entered into an underwriting agreement with a syndicate of Canadian investment banks to complete the sale of a majority interest in the newly formed ACS Media, LLC (the "Directories Business"). The Company subsequently filed on April 29, 2003, a final prospectus with Canadian securities regulators to sell a majority interest in its Directories Business in a public offering in Canada to the ACS Media Income Fund (the "Fund"), which is a Canadian income fund. The offering was sponsored by the Company. The transaction closed on May 8, 2003, with the Company selling an 87.42% interest and retaining a 12.58% interest in the Directories Business. The Company is accounting for its 12.58% interest in the Directories Business under the equity method.

 The Fund sold 17,500 units on May 8, 2003 for net proceeds of $110,435, after deducting its underwriters' fees and transaction expenses of $10,246. The Fund's net proceeds were used to acquire from the Company an 87.42% interest in the Directories Business. The Company received net proceeds of $105,059 after deducting its fees and expenses associated with the transaction of $5,376.

 The Company entered into an arrangement with the Metropolitan Life Insurance Company (MetLife) to provide a credit facility to its Directories Business on May 8, 2003 immediately prior to the sale of its Directories Business to the Fund. The Directories Business then drew $35,000 of term loans against the facility, using $1,468 to pay fees and expenses related to the debt issuance and $87 to prepay an annual agency fee to MetLife. Of the $33,445 in net cash proceeds, $413 was deposited into the Directories Business as cash working capital and $33,032 was distributed to the Company as a dividend. The credit facility is non-recourse to the Company.

 The Company's retained 12.58% minority interest was recorded at an initial book value of $1,077 representing the pro-rata retained ownership at historical book value. The Company's retained 12.58% interest in ACS Media LLC is subject to an exchange rights agreement that permits it conversion to units of the Fund after the expiration of a 90 day lockup period. Units of the Fund are traded on the Toronto Stock Exchange under the symbol AYP.UN. The Company can sell its exchanged units to a qualified investor or investors in a private placement transaction or offer them in a secondary public offering at its option after the expiration of a 180 day lockup agreement that expires on November 4, 2003 with the underwriters of the Fund's offering in Canada.

 The Company realized a gain on foreign exchange of $4,104 as a result of currency fluctuation from April 28, 2003, the date the underwriting and investment agreements were executed, to May 8, 2003, the date the offering closed and the transaction was consummated. The foreign exchange gain is included in Interest and other income in the Consolidated Statement of Operations. The Company recognized a gain on disposition of $97,578 on a pre-tax basis, exclusive of the $4,104 exchange gain. The income tax expense associated with the gain on disposition of $40,114 was offset by a reduction in the valuation allowance that had been established for the tax benefit of prior net operating losses.

 The following table indicates the Company's basis in assets sold to and liabilities assumed by the Fund and its retained interest in ACS Media LLC.

Net proceeds of the Transaction	$105,059

Basis in directories business sold:
Assets sold to the Fund:
Current assets	$4,214
Property, plant and equipment, net	90
Goodwill	38,821
Debt issue costs	1,468
Current liabilities	(1,035)
Long-term debt	(35,000)

Basis of Directories Business	8,558
Equity in minority interest retained	1,077

Basis in net assets sold to the Fund	$7,481

Gain on sale of Directories Business	$97,578

 The Company has entered into several long-term contracts with the Directories Business, including a 50-year publishing agreement, a 50-year license agreement, a 45-year non-compete agreement, and a 10-year billing and collection agreement. The Company will also maintain minority representation through up to three Managers of the permitted nine Managers of ACS Media LLC so long as it owns an interest of 10% or more in the Directories Business. Currently, Charles E. Robinson, the Company's Chairman and CEO, and W. Dexter Paine, III and Wray T. Thorn, both Directors of the Company and employees of Fox Paine & Company, the Company's majority shareholder, are Managers of ACS Media LLC.

5. Discontinued operations

 On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, for all periods presented and the assets and liabilities of the disposal group have been written down to their fair value, net of expected selling expenses. The income tax benefit in all periods was offset by a valuation allowance. The Company completed its disposal of its wireless cable television segment as of March 31, 2003.

 The following discloses the results of the discontinued operations for the six months ended June 30, 2003 and 2002:

	Six Months Ended June 30,
	2003	2002

Operating revenue	$110	$425
Operating expense	162	720

Operating loss	(52)	(295)
Interest expense	—	(32)

Loss from operations of discontinued segment	(52)	(327)
Write down of net assets to fair value	—	(7,060)

Loss from discontinued operations	$(52)	$(7,387)

6. Cumulative effect of change in accounting principle

 Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level upon adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and compare it to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss would be recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the unit may be impaired. The amount, if any, of the impairment is then measured in the second step. The second step of the goodwill impairment test compares the implied fair value goodwill of the reporting unit with the carrying amount of that goodwill. The implied fair value of a reporting unit's goodwill is the excess of the fair value of a reporting unit over the amounts assigned to assets and liabilities. If the carrying value of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess.

 The Company has determined that its business segments constitute reporting units, with the exception of the Internet segment, which includes two reporting units. Those reporting units are (1) Internet service and (2) IP based private network service. The Company completed the initial step of impairment testing which indicated that goodwill recorded in the local telephone, Internet, and interexchange segments was impaired as of January 1, 2002. Due to the potential impairment, the Company then completed the second step of the test to measure the amount of the impairment. The Company determined the fair value of each reporting unit for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long-term growth rates, and the Company's estimated cost of capital for purposes of arriving at a discount factor. Based on that analysis, a transitional impairment loss of $105,350 was recognized as the cumulative effect of a change in accounting principle in the consolidated statement of operations. The income tax benefit of $39,540 was offset by a valuation allowance.

7. Stock incentive plans

 The Company's employees participate in various plans of ACS Group, which through its Compensation Committee of the Board of Directors, may grant stock options, stock appreciation rights and other awards to officers, employees and non-employee directors. At June 30, 2003, ACS Group has reserved a total of 6,060 shares of authorized common stock for issuance under the plans. The plans terminate in approximately 10 years from the date of adoption and allow forfeited options to be reissued. In general, options under the plans vest ratably over three, four or five years and will have an exercise price equal to the fair market value of the common stock on the date of grant. The term of options granted under the plan may not exceed 10 years.

Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan

 ACS Group has reserved 4,910 shares under this plan, which was adopted by the Parent in November 1999. At June 30 2003, 5,712 options have been granted, 2,420 have been forfeited, 441 have been exercised, and 1,618 shares are available for grant under the plan.

Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan

 The non-employee director stock compensation plan was adopted by ACS Group in November 1999. ACS Group has reserved 150 shares under this plan. At June 30, 2003, 110 shares have been awarded and 40 shares are available for grant under the plan. Prior to 2003, directors were required to receive not less than 25% of their annual retainer and meeting fees in the form of ACS Group's stock, and may have elected to receive up to 100% of director's compensation in the form of stock. Starting in 2003, directors no longer have the option of receiving stock and receive all of their annual retainer and meeting fees in cash.

Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan

 This plan was also adopted by ACS Group in November 1999. ACS Group has reserved 1,000 shares under this plan. At June 30, 2003, 547 shares are available for issuance and sale. On June 30, 2003, 87 shares were issued under the plan. The plan will terminate on December 31, 2009. All ACS Group employees and all of the employees of designated subsidiaries generally will be eligible to participate in the purchase plan, other than employees whose customary employment is 20 hours or less per week or is for not more than five months in a calendar year, or who are ineligible to participate due to restrictions under the Internal Revenue Code.

8. Business segments

 The Company has four reportable segments: local telephone, wireless, Internet and interexchange. Local telephone provides landline telecommunications services, and consists of local telephone service, network access and deregulated and other revenue; wireless provides wireless telecommunications service; Internet provides Internet service and advanced IP based private networks; and interexchange provides switched and dedicated long distance services. Each reportable segment is a strategic business under separate management and offering different services than those offered by the other segments. The Company evaluates the performance of its segments based on operating income (loss).

 Previously, the Company reported its Directories Business as a separate segment. As discussed in Note 4, the Company sold an 87.42% interest in its Directories Business during the second quarter of 2003 and is no longer directly engaged in day-to-day management of that business. Therefore, the Directories Business no longer constitutes a reportable segment. Accordingly, the historical operating results for the Directories Business are included in "All Other" in the accompanying tables.

 The Company also incurs interest expense, interest income, equity in earnings of investments, and other operating and non operating income and expense at the corporate level which are not allocated to the business segments, nor are they evaluated by the chief operating decision maker in analyzing the performance of the business segments. These non operating income and expense items are provided in the accompanying table under the caption "All Other" in order to assist the users of these financial statements in reconciling the operating results and total assets of the business segments to the consolidated financial statements. Common use assets are held at the Company and are allocated to the business segments based on operating revenue. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

 The following table illustrates selected financial data for each segment as of and for the six months ended June 30, 2003:

	Local Telephone	Wireless	Internet	Interexchange	All Other	Eliminations	Total

Operating revenue	$109,211	$22,318	$16,193	$15,197	$24,239	$(17,841)	$169,317
Depreciation and amortization	28,738	2,929	4,832	1,117	7,075	—	44,691
Operating income (loss)	14,438	1,764	(14,845)	(197)	108,949	(9)	110,100
Interest expense	279	2	67	148	27,111	—	27,607
Interest income	1	—	—	—	596	—	597
Equity in earnings of minority investments	—	—	—	—	303	—	303
Income tax provision (benefit)	5,881	724	—	—	(6,605)	—	—
Income (loss) from continuing operations	8,279	1,038	(14,912)	(345)	93,421	(9)	87,472
Total assets	476,228	76,261	(42,816)	(1,052)	166,115	—	674,736
Capital expenditures	8,728	542	3,250	10	5,021	—	17,551

 Operating revenue disclosed above includes intersegment operating revenue of $12,692 for local telephone, $883 for wireless, $6,863 for interexchange and $13,101 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

 The following table illustrates selected financial data for each segment as of and for the six months ended June 30, 2002:

	Local Telephone	Wireless	Internet	Interexchange	All Other	Eliminations	Total

Operating revenue	$119,313	$20,536	$8,393	$14,638	$26,918	$(14,883)	$174,915
Depreciation and amortization	27,475	2,755	2,974	1,138	4,890	—	39,232
Operating income (loss)	22,945	1,926	(9,932)	(566)	13,379	(37)	27,715
Interest expense	809	(2)	(55)	(151)	(24,319)	—	(23,718)
Interest income	1	1	—	—	1,169	—	1,171
Income tax provision (benefit)	9,571	796	—	—	(10,367)	—	—
Income (loss) from continuing operations	14,184	1,133	(9,987)	(717)	469	(37)	5,045
Total assets	614,346	100,154	(8,516)	19,660	53,392	—	779,036
Capital expenditures	13,295	5,111	10,099	—	5,776	—	34,281

 Operating revenue disclosed above include intersegment operating revenue of $11,323 for local telephone, $881 for wireless, $6,809 for interexchange and $10,598 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

 The following table illustrates selected financial data for each segment as of and for the three months ended June 30, 2003:

	Local Telephone	Wireless	Internet	Interexchange	All Other	Eliminations	Total

Operating revenue	$55,210	$11,965	$9,037	$8,358	$9,640	$(9,424)	$84,786
Depreciation and amortization	14,046	1,484	2,422	562	3,577	—	22,091
Operating income (loss)	8,112	1,735	(8,392)	378	101,667	—	103,500
Interest expense	143	1	33	74	14,669	—	14,920
Interest income	—	—	—	—	351	—	351
Equity in earnings of minority investments	—	—	—	—	303	—	303
Income tax provision (benefit)	3,374	720	—	—	(4,094)	—	—
Income (loss) from continuing operations	4,595	1,014	(8,425)	304	95,879	—	93,367
Total assets	476,324	76,557	(42,456)	(764)	165,075	—	674,736
Capital expenditures	4,734	421	2,018	2	1,922	—	9,097

 Operating revenue disclosed above includes intersegment operating revenue of $7,329 for local telephone, $470 for wireless, $3,990 for interexchange and $6,430 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

 The following table illustrates selected financial data for each segment as of and for the three months ended June 30, 2002:

	Local Telephone	Wireless	Internet	Interexchange	All Other	Eliminations	Total

Operating revenue	$63,991	$11,172	$4,551	$7,504	$13,436	$(7,749)	$92,905
Depreciation and amortization	13,794	1,390	1,721	564	2,504	—	19,973
Operating income (loss)	14,356	1,169	(6,068)	(287)	6,018	(15)	15,173
Interest expense	1,242	(1)	(48)	(76)	(12,092)	—	(10,975)
Interest income	—	1	—	—	606	—	607
Income tax provision (benefit)	6,882	502	—	—	(7,384)	—	—
Income (loss) from continuing operations	8,716	668	(6,116)	(363)	1,856	(15)	4,746
Total assets	616,321	100,929	(8,240)	18,947	51,080	—	779,037
Capital expenditures	7,325	4,156	6,973	—	2,581	—	21,035

 Operating revenue disclosed above include intersegment operating revenue of $5,947 for local telephone, $477 for wireless, $351 for directory, $3,611 for interexchange and $5,055 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

9. Related party transactions

 On April 17, 2001, the Company issued an interest bearing note receivable to an officer totaling $328. The note bore interest at the Mid-Term Applicable Federal Rate and was due on April 15, 2005. The note was secured by a pledge of 100 shares of ACS Group's stock held in the officer's name. In accordance with an addendum to the officer's employment agreement dated May 3, 2001, the loan was to be forgiven ratably over a three year period ending April 16, 2004. Accordingly, $114 was forgiven on April 16, 2002 and recognized as compensation expense. Upon the closing of the sale of the Company's Directories Business on May 8, 2003 for which the officer received a fee of $840, he waived certain rights under his employment agreement, including the forgiveness terms of this indebtedness that would have occurred during 2003 and 2004. On May 8, 2003, the officer paid off the note balance of $238, including accrued interest.

 Fox Paine & Company, the majority stockholder, receives an annual management fee in the amount of one percent of the Company's net income before interest expense, income taxes and depreciation and amortization, calculated without regard to the fee. The management fee expense for the six months ended June 30, 2003 and 2002 was $571 and $656, respectively.

 The board of directors approved the payment of a fee equal to 1% of the gross proceeds generated from the sale of the Company's Directories Business to Fox Paine & Company upon closing such sale, plus expenses in connection with such transaction, including the reimbursement by the Company of the $250 consulting fee and transaction bonus paid to an officer under the agreement described below. The Company paid Fox Paine & Company $2,095 on May 8, 2003.

 Fox Paine & Company entered into a consulting agreement with an officer of the Company for services rendered for the benefit of the Company related to the sale of the Company's Directories Business. Under this agreement, the officer was paid a lump sum consulting fee and transaction bonus of $250 in May 2003. As described above, Fox Paine & Company was reimbursed for this expense.

 As previously described, the Company has entered into several long-term contracts with ACS Media LLC, including a 50-year publishing agreement, a 50-year license agreement, a 45-year non-compete agreement, and a 10-year billing and collection agreement. At June 30, 2003, the Company had recorded in accounts payable — affiliates $2,933 due to ACS Media, LLC under these contracts, primarily under the billing and collection agreement. The Company will also maintain minority representation through up to three Managers of the permitted nine Managers of ACS Media LLC as long as it owns an interest of 10% or more. Currently, Charles E. Robinson, the Company's Chairman and CEO and W. Dexter Paine, III, and Wray T. Thorn, both Directors of the Company and employees of Fox Paine & Company, the Company's majority shareholder, are Managers of ACS Media LLC.

10. Severance and restructuring charges

 In June 2002, the Company adopted a restructuring plan and recorded $862 of associated charges, including $523 of severance costs and $339 of lease termination costs for office space. The Company completed this plan as of June 30, 2003. The Company has paid out $434 accrued under this plan for 13 employees who were terminated and eligible for severance. The Company also reversed the remaining restructuring charges of $428 during the quarter ended June 30, 2003. This amount substantially related to a planned early termination of a real property operating lease, which the Company has subsequently determined to retain through its original term.

11. Condensed consolidating financial statements

 ACS Group and ACS Holdings' subsidiaries are guarantors under ACS Holdings' 9 3/8% senior subordinated notes. All ACS Group's and Holdings' subsidiaries (the "Subsidiaries") are 100% owned. The guarantees are full and unconditional. In addition, all guarantees are joint and several. Accordingly, the interim condensed consolidating financial statements are presented below. Additionally, see ACS Group's 10-Q (Commission File Number 000-28167) for ACS Group only financial statements.

Condensed Consolidated Balance Sheet June 30, 2003

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Assets
Current assets:
Cash and cash equivalents	$214	$64,346	$—	$64,560
Restricted cash	—	110	—	110
Accounts receivable-trade, net	18,700	27,332	—	46,032
Accounts receivable-affiliates	206,523	(201,757)	—	4,766
Materials and supplies	11,534	69	—	11,603
Prepayments and other current assets	2,046	3,707	—	5,753

Total current assets	239,017	(106,193)	—	132,824
Investments	1,097	614,275	(614,275)	1,097
Property, plant and equipment	992,586	107,487	—	1,100,073
Less: accumulated depreciation	618,996	43,132	—	662,128

Property, plant and equipment, net	373,590	64,355	—	437,945
Goodwill	—	—	38,403	38,403
Intangible assets	22,146	658	—	22,804
Debt issuance costs, net	—	15,813	—	15,813
Deferred charges and other assets	3,229	22,621	—	25,850

Total assets	$639,079	$611,529	$(575,872)	$674,736

Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term obligations	$1,350	$3,559	$—	$4,909
Accounts payable-affiliates	—	3,524	—	3,524
Accounts payable, accrued and other current liabilities	20,608	20,870	(1)	41,477
Advance billings and customer deposits	9,146	—	—	9,146

Total current liabilities	31,104	27,953	(1)	59,056
Long-term obligations, net of current portion	6,175	471,008	—	477,183
Deferred income taxes	11,765	(11,765)	—	—
Other deferred credits and long-term liabilities	14,164	16,797	—	30,961
Commitments and contingencies	—	—	—	—
Stockholder's equity:
Common stock	25		(25)
Treasury stock	—	—	—	—
Paid in capital in excess of par value	361,124	287,242	(361,124)	287,242
Accumulated deficit	214,722	(164,460)	(214,722)	(164,460)
Accumulated other comprehensive loss	—	(15,246)	—	(15,246)

Total stockholder's equity	575,871	107,536	(575,871)	107,536

Total liabilities and stockholder's equity	$639,079	$611,529	$(575,872)	$674,736

Condensed Consolidated Balance Sheet December 31, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Assets
Current assets:
Cash and cash equivalents	$(73)	$18,638	$—	$18,565
Restricted cash	—	3,440	—	3,440
Accounts receivable-trade, net	28,713	20,107	—	48,820
Accounts receivable-affiliates	34,625	(30,864)	—	3,761
Materials and supplies	11,176	27	—	11,203
Prepayments and other current assets	2,941	3,231	—	6,172
Assets held for sale	261	—	—	261

Total current assets	77,643	14,579	—	92,222
Investments	—	550,964	(550,964)	—
Property, plant and equipment	987,132	103,233	—	1,090,365
Less: accumulated depreciation	588,536	36,740	—	625,276

Property, plant and equipment, net	398,596	66,493	—	465,089
Goodwill	38,821	—	38,404	77,225
Intangible assets	22,237	1,032	—	23,269
Debt issuance costs, net	—	21,130	—	21,130
Deferred charges and other assets	32,278	(6,231)	—	26,047

Total assets	$569,575	$647,967	$(512,560)	$704,982

Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term obligations	$1,312	$4,621	$—	$5,933
Accounts payable-affiliates	—	1,319	—	1,319
Accounts payable, accrued and other current liabilities	18,834	30,646	—	49,480
Advance billings and customer deposits	9,804	—	—	9,804

Total current liabilities	29,950	36,586	—	66,536
Long-term obligations, net of current portion	6,899	579,999	—	586,898
Deferred income taxes	7,673	(7,673)	—	—
Other deferred credits and long-term liabilities	12,493	20,437	—	32,930
Stockholder's equity:
Common stock	25		(25)	—
Treasury stock	—	—	—	—
Paid in capital in excess of par value	355,574	287,242	(355,574)	287,242
Accumulated deficit	156,961	(249,738)	(156,961)	(249,738)
Accumulated other comprehensive loss	—	(18,886)	—	(18,886)

Total stockholder's equity	512,560	18,618	(512,560)	18,618

Total liabilities and stockholder's equity	$569,575	$647,967	$(512,560)	$704,982

Condensed Consolidated Statement of Operations Three Months Ended June 30, 2003

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Operating revenue:
Local telephone	$55,210	$—	$—	$55,210
Wireless	11,965	—	(18)	11,947
Directory	3,353	—	—	3,353
Internet	9,037	—	—	9,037
Interexchange	8,358	—	(3,119)	5,239
Other	—	6,287	(6,287)	—
Total operating revenue	87,923	6,287	(9,424)	84,786
Operating expense:
Local telephone (exclusive of depreciation and amortization)	32,759	142	(5,414)	27,487
Wireless (exclusive of depreciation and amortization)	8,746	—	(1,727)	7,019
Directory (exclusive of depreciation and amortization)	1,832	—	(32)	1,800
Internet (exclusive of depreciation and amortization)	15,007	—	(1,957)	13,050
Interexchange (exclusive of depreciation and amortization)	7,418	—	(294)	7,124
Depreciation and amortization	18,514	3,577	—	22,091

Total operating expense	(84,276)	3,719	(9,424)	(78,571)
Loss (gain) on disposal of assets	(97,285)	—	—	(97,285)

Operating income	100,932	2,568	—	103,500
Other income (expense):
Interest expense	(251)	(14,669)	—	(14,920)
Interest income and other	4,407	58,833	(58,453)	4,787

Total other expense	4,156	44,164	(58,453)	(10,133)

Income (loss) before income taxes and discontinued operations	105,088	46,732	(58,453)	93,367
Income tax expense (benefit)	46,635	(46,635)	—	—

Income from continuing operations	58,453	93,367	(58,453)	93,367
Loss from discontinued operations	—	—	—	—

Net income (loss)	$58,453	$93,367	$(58,453)	$93,367

Condensed Consolidated Statement of Operations Three Months Ended June 30, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Operating revenue:
Local telephone	$63,991	$—	$—	$63,991
Wireless	11,172	—	(10)	11,162
Directory	8,381	—	—	8,381
Internet	4,551	—	—	4,551
Interexchange	7,504	—	(2,684)	4,820
Other	211	5,055	(5,266)	—

Total operating revenue	95,810	5,055	(7,960)	92,905
Operating expense:
Local telephone (exclusive of depreciation and amortization)	35,841	1,234	(4,504)	32,571
Wireless (exclusive of depreciation and amortization)	8,509	—	(1,440)	7,069
Directory (exclusive of depreciation and amortization)	3,535	—	(3)	3,532
Internet (exclusive of depreciation and amortization)	8,874	—	(1,557)	7,317
Interexchange (exclusive of depreciation and amortization)	7,227	—	(230)	6,997
Other (exclusive of depreciation and amortization)	315	—	(315)	—
Depreciation and amortization	17,492	2,503	(22)	19,973

Total operating expense	81,793	3,737	(8,071)	77,459
Loss on disposal of assets	128	145	—	273

Operating income	13,889	1,173	111	15,173
Other income (expense):
Interest expense	1,113	(12,092)	4	(10,975)
Interest income and other	2	(2,523)	3,069	548

Total other expense	1,115	(14,615)	3,073	(10,427)

Income (loss) before income taxes and discontinued operations	15,004	(13,442)	3,184	4,746
Income tax expense (benefit)	9,376	(9,376)	—	—

Income from continuing operations	5,628	(4,066)	3,184	4,746
Loss from discontinued operations	(400)	—	(115)	(515)

Net income (loss)	$5,228	$(4,066)	$3,069	$4,231

Condensed Consolidated Statement of Operations Six Months Ended June 30, 2003

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Operating revenue:
Local telephone	$109,211	$—	$—	$109,211
Wireless	22,318	—	(41)	22,277
Directory	11,631	—	—	11,631
Internet	16,193	—	—	16,193
Interexchange	15,197	—	(5,192)	10,005
Other	110	12,608	(12,718)	—

Total operating revenue	174,660	12,608	(17,951)	169,317
Operating expense:
Local telephone (exclusive of depreciation and amortization)	65,738	434	(10,838)	55,334
Wireless (exclusive of depreciation and amortization)	16,883	—	(3,300)	13,583
Directory (exclusive of depreciation and amortization)	5,359	—	(110)	5,249
Internet (exclusive of depreciation and amortization)	26,206	—	(3,020)	23,186
Interexchange (exclusive of depreciation and amortization)	14,277	—	(564)	13,713
Other (exclusive of depreciation and amortization)	160	—	(160)	—
Depreciation and amortization	37,628	7,073	(10)	44,691

Total operating expense	166,251	7,507	(18,002)	155,756
Loss (gain) on disposal of assets	(96,538)	—	(1)	(96,539)

Operating income	104,947	5,101	52	110,100
Other income (expense):
Interest expense	(496)	(27,111)	—	(27,607)
Interest income and other	4,408	58,332	(57,761)	4,979

Total other expense	3,912	31,221	(57,761)	(22,628)

Income (loss) before income taxes and discontinued operations	108,859	36,322	(57,709)	87,472
Income tax expense (benefit)	46,635	(46,635)	—	—

Income from continuing operations	62,224	82,957	(57,709)	87,472
Loss from discontinued operations	—	—	(52)	(52)

Net income (loss)	$62,224	$82,957	$(57,761)	$87,420

Condensed Consolidated Statement of Operations Six Months Ended June 30, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Operating revenue:
Local telephone	$119,313	$—	$—	$119,313
Wireless	20,536	—	(19)	20,517
Directory	17,022	—	—	17,022
Internet	8,393	—	—	8,393
Interexchange	14,638	—	(4,968)	9,670
Other	425	9,896	(10,321)	—

Total operating revenue	180,327	9,896	(15,308)	174,915
Operating expense:
Local telephone (exclusive of depreciation and amortization)	68,893	1,540	(8,864)	61,569
Wireless (exclusive of depreciation and amortization)	15,751	—	(2,640)	13,111
Directory (exclusive of depreciation and amortization)	6,964	—	(6)	6,958
Internet (exclusive of depreciation and amortization)	15,327	—	(2,882)	12,445
Interexchange (exclusive of depreciation and amortization)	14,066	—	(454)	13,612
Other (exclusive of depreciation and amortization)	657	—	(657)	—
Depreciation and amortization	34,444	4,888	(100)	39,232

Total operating expense	156,102	6,428	(15,603)	146,927
Loss on disposal of assets	128	145	—	273

Operating income	24,097	3,323	295	27,715
Other income (expense):
Interest expense	569	(24,319)	32	(23,718)
Interest income and other	6	(3,894)	4,936	1,048

Total other expense	575	(28,213)	4,968	(22,670)

Income before income taxes, discontinued operations and cumulative effect of change in accounting principle	24,672	(24,890)	5,263	5,045
Income tax expense (benefit)	14,501	(14,501)	—	—

Income from continuing operations	10,171	(10,389)	5,263	5,045
Loss from discontinued operations	(6,810)	(250)	(327)	(7,387)

Income (loss) before cumulative effect of change in accounting principle	3,361	(10,639)	4,936	(2,342)
Cumulative effect of change in accounting principle	(8,297)	(97,053)	—	(105,350)

Net income (loss)	$(4,936)	$(107,692)	$4,936	$(107,692)

Condensed Consolidated Statement of Cash Flows Six Months Ended June 30, 2003

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Net cash provided (used) by operating activities	$(124,533)	$159,530	$—	$34,997
Cash Flows from Investing Activities:
Construction and capital expenditures	(10,245)	(4,966)	—	(15,211)
Net proceeds from sale of business	138,091	—	—	138,091
Other investing activities	—	3,339	—	3,339

Net cash provided (used) by investing activities	127,846	(1,627)	—	126,219
Cash Flows from Financing Activities:
Payments on long-term debt	(3,026)	(110,053)	—	(113,079)
Dividends	—	(2,142)	—	(2,142)
Purchase of treasury stock	—	—	—	—
Issuance of common stock	—	—	—	—

Net cash provided (used) by financing activities	(3,026)	(112,195)	—	(115,221)
Increase in cash and cash equivalents	287	45,708	—	45,995
Cash and cash equivalents, beginning of the period	(73)	18,638	—	18,565

Cash and cash equivalents, end of the period	$214	$64,346	$—	$64,560

Supplemental Cash Flow Data:
Interest paid	$531	$23,331	$—	$23,862
Income taxes paid	$—	$—	$—	$—
Supplemental Noncash Transactions:
Property acquired under capital leases and mortgages	$2,340	$—	$—	$2,340
Interest rate swap marked to market	$—	$(3,640)	$—	$(3,640)

Condensed Consolidated Statement of Cash Flows Six Months Ended June 30, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Net cash provided (used) by operating activities	$29,373	$(3,176)	$—	$26,197
Cash Flows from Investing Activities:
Construction and capital expenditures	(26,635)	(5,340)	—	(31,975)

Net cash used by investing activities	(26,635)	(5,340)	—	(31,975)
Cash Flows from Financing Activities:
Payments on long-term debt	(2,172)	(4,468)	—	(6,640)
Issuance of common stock	—	—	—	—

Net cash provided (used) by financing activities	(2,172)	(4,468)	—	(6,640)
Increase (decrease) in cash and cash equivalents	566	(12,984)	—	(12,418)
Cash and cash equivalents, beginning of the period	1,239	39,773	—	41,012

Cash and cash equivalents, end of the period	$1,805	$26,789	$—	$28,594

Supplemental Cash Flow Data:
Interest paid	$(532)	$25,446	$—	$24,914
Income taxes paid	$—	$—	$—	$—
Supplemental Noncash Transactions:
Property acquired under capital leases and mortgages	$2,306	$—	$—	$2,306
Interest rate swap marked to market	$—	$577	$—	$577

12. Commitments and contingencies

 The Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

 A class action lawsuit was filed against the Company on March 14, 2001. The litigation alleges various contract and tort claims concerning the Company's decision to terminate its Infinite Minutes long distance plan. Although the Company believes this suit is without merit and intends to vigorously defend its position, it is impossible to determine at this time the actual number of plaintiffs or the claims that will actually continue to be in dispute.

 In December 2001, the Company entered into a contract with the State of Alaska that became effective on April 1, 2002 to provide comprehensive telecommunications services for a period of five years. This contract, which is a complex and multi-faceted agreement, obligates the Company, among other things, to deploy and manage advanced and innovative technologies through new and previously untested business practices. The Company believes the capital investment to perform its obligations under the contract will be substantial over the term of the agreement. The Company has expended approximately $14,000 through June 30, 2003, and while the Company cannot estimate the total additional capital expenditures with precision, under the current terms of the contract, those additional capital expenditures could be between one and three times the amount that the Company has already expended. This total capital investment could exceed the Company's original expectations of capital obligations under the contract. The Company expects to fund any future capital expenditures related to the contract with cash on hand and cash flows from operations.

 The contract contains specific completion dates for certain implementation aspects by as early as April 1, 2003, as well as specific ongoing service level agreements. Both parties to the contract have alleged breaches and failures to perform by the other party. The parties are, however, engaged in dispute resolution processes and are seeking to renegotiate certain provisions of the contract, including the aforementioned specific completion dates and service level agreements. The Company is unable to determine the outcome of the dispute resolution processes and contract renegotiations at this time, and the Company cannot give you any assurance that the renegotiated terms, if any, will permit it to perform profitably under the agreement. If the Company's renegotiation efforts are unsuccessful, it may be subject to certain penalties and/or damages, which could amount to as much as $325 a month. In addition, if the parties are unable to negotiate solutions to the many issues in dispute, the contract may be terminated. If termination occurs, the parties would be obliged to follow the disentanglement procedures set forth in the agreement and incur any costs associated with such disentanglement. In addition, if the Company is ultimately found to have breached the contract, it could be liable for damages to the State of Alaska, which damages amount is not estimable at this time, but could be significant and could have a material adverse effect on the Company.

 On July 15, 2002, the Company fulfilled a commitment to Neptune Communications, L.L.C., ("Neptune") to provide a loan for an aggregate principal amount of $15,000 in return for certain consideration. The Company has an agreement that enables it to purchase additional fiber optic capacity in future years from Neptune Communications, L.L.C., or Neptune, the expenditures for which are expected to be significant and may exceed $25,000 over the next four years. While the Company has an agreement with Neptune, certain material terms of the agreement remain subject to continued negotiation. As part of the agreement, the Company made a loan to Neptune Communications in the amount of $15,000. The loan is in two parts. One part is for $7,500 and bears interest at the applicable federal rate, which was 4.84% at June 30, 2003, and matures on July 2022. In connection with this part of the loan, Neptune has granted the Company an option to purchase certain of Neptune's network assets no later than January 2, 2006 at a price equal to the then outstanding loan balance. The other part of the loan is for $7,500 and bears interest at 8% and matures on July 15, 2006. The Company has also entered into a strategic agreement with Neptune for the life of the fiber optic cable system owned by Neptune. The significant provisions of this agreement are: (i) purchase commitments by the Company for capacity in 2005 and 2007, the final price and quantity of which are subject to future events, (ii) Neptune's restoration of the Company's traffic carried on another cable system, (iii) and specific interconnection arrangements between the Company and Neptune, should the Company exercise its option to purchase certain network assets from Neptune. The Company is currently negotiating the open elements of its agreement with Neptune, including with respect to the structure and terms of the loans, and renegotiating other terms and conditions of the agreement, and it is impossible to determine the ultimate outcome of these negotiations at this time.

 In May 2003, the Company entered into a four-year purchase commitment with a telecommunications equipment supplier to acquire approximately $19 million of wireless switches, cell sites and related equipment.

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INDEPENDENT AUDITORS' REPORT

 Board of Directors and Shareholder
Alaska Communications Systems Holdings, Inc.
Anchorage, Alaska

 We have audited the consolidated balance sheets of Alaska Communications Systems Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Alaska Communications Systems Holdings, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

 As discussed in Note 5 to the consolidated financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

DELOITTE & TOUCHE LLP

Portland, Oregon
February 20, 2003
(August 5, 2003 as to Notes 15 and 20)

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Alaska Communications Systems Holdings, Inc.
Consolidated balance sheets
December 31, 2002 and 2001

	December 31,
(Dollars in thousands)	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$18,565	$41,012
Restricted cash	3,440	6,932
Accounts receivable-trade, net of allowance of $6,075 and $4,944	48,820	46,912
Accounts receivable-affiliate	3,761	2,475
Materials and supplies	11,203	8,723
Prepayments and other current assets	6,172	6,032
Assets held for sale	261	—

Total current assets	92,222	112,086
Property, plant and equipment	1,090,365	1,036,829
Less: Accumulated depreciation and amortization	625,276	557,849

Property, plant and equipment, net	465,089	478,980
Goodwill	77,225	250,495
Intangible assets, net	23,269	26,785
Debt issuance costs, net of amortization of $15,883 and $11,692	21,130	25,321
Deferred charges and other assets	26,047	9,875

Total assets	$704,982	$903,542

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Current portion of long-term obligations	$5,933	$5,107
Accounts payable-affiliate	1,319	1,303
Accounts payable, accrued and other current liabilities	49,480	62,765
Advance billings and customer deposits	9,804	9,190

Total current liabilities	66,536	78,365
Long-term obligations, net of current portion	586,898	591,496
Other deferred credits and long-term liabilities	32,930	25,003
Commitments and contingencies	—	—
Stockholder's equity:
Common stock, $.01 par value; 1,000 shares authorized, 1 share issued and outstanding	—	—
Contributed capital	287,242	287,242
Accumulated deficit	(249,738)	(64,735)
Accumulated other comprehensive loss	(18,886)	(13,829)

Total stockholder's equity	18,618	208,678

Total liabilities and stockholder's equity	$704,982	$903,542

See Notes to Consolidated Financial Statements

Alaska Communications Systems Holdings, Inc.
Consolidated statements of operations

	Years Ended December 31,
(Dollars in thousands)	2002	2001	2000

Operating revenues:
Local telephone	$226,447	$221,411	$222,268
Wireless	43,180	41,894	41,155
Directory	33,604	33,870	29,156
Internet	20,847	13,724	9,170
Interexchange	19,424	21,316	11,778

Total operating revenues	343,502	332,215	313,527
Operating expenses:
Local telephone (exclusive of depreciation and amortization)	117,277	120,465	131,542
Wireless (exclusive of depreciation and amortization)	27,912	25,649	26,306
Directory (exclusive of depreciation and amortization)	14,170	14,684	13,334
Internet (exclusive of depreciation and amortization)	29,502	15,677	11,785
Interexchange (exclusive of depreciation and amortization)	27,547	29,509	19,749
Unusual charges	—	—	5,288
Depreciation and amortization	82,940	79,108	71,755
Goodwill impairment loss	64,755	—	—

Total operating expenses	364,103	285,092	279,759
Loss on disposal of assets, net	2,163	—	—

Operating income (loss)	(22,764)	47,123	33,768
Other income and expense:
Interest expense	(49,113)	(57,565)	(61,958)
Interest income and other	2,203	3,250	3,560
Equity in income (loss) of investments	—	69	(303)

Total other income (expense)	(46,910)	(54,246)	(58,701)

Loss before income taxes, discontinued operations and cumulative effect of change in accounting principle	(69,674)	(7,123)	(24,933)
Income tax benefit	—	195	197

Loss from continuing operations	(69,674)	(6,928)	(24,736)
Loss from discontinued operations	(7,632)	(1,718)	(917)

Loss before cumulative effect of change in accounting principle	(77,306)	(8,646)	(25,653)
Cumulative effect of change in accounting principle	(105,350)	—	—

Net loss	$(182,656)	$(8,646)	$(25,653)

See Notes to Consolidated Financial Statements

Alaska Communications Systems Holdings, Inc.
Consolidated statements of stockholder's equity

(Dollars in thousands)	Common Stock	Contributed Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Stockholder's Equity

Balance, December 31, 1999	$—	$287,242	$(20,701)	$—	$266,541
Dividends	—	—	(9,735)	—	(9,735)
Net loss	—	—	(25,653)	—	(25,653)

Balance, December 31, 2000	—	287,242	(56,089)	—	231,153
Components of Comprehensive loss:
Net loss	—	—	(8,646)	—	(8,646)
Minimum pension liability adjustment	—	—	—	(2,392)	(2,392)
Interest rate swap marked to market	—	—	—	(11,437)	(11,437)

Total comprehensive loss					(22,475)

Balance, December 31, 2001	—	287,242	(64,735)	(13,829)	208,678
Dividends	—	—	(2,347)	—	(2,347)
Components of Comprehensive loss:
Net loss	—	—	(182,656)	—	(182,656)
Minimum pension liability adjustment	—	—	—	(2,342)	(2,342)
Interest rate swap marked to market	—	—	—	(2,715)	(2,715)

Total comprehensive loss					(187,713)

Balance, December 31, 2002	$—	$287,242	$(249,738)	$(18,886)	$18,618

See Notes to Consolidated Financial Statements

Alaska Communications Systems Holdings, Inc.
Consolidated statements of cash flows

	Years ended December 31,
(Dollars in thousands)	2002	2001	2000

Cash Flows from Operating Activities:
Net loss	$(182,656)	$(8,646)	$(25,653)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on discontinued operations	7,632	1,718	917
Cumulative effect of change in accounting principle	105,350	—	—
Depreciation and amortization	82,940	79,108	71,755
Loss on disposal of assets, net	2,163	—	—
Goodwill impairment loss	64,755	—	—
Amortization of debt issuance costs	4,191	4,312	4,526
Investment tax credits	—	(195)	(197)
Capitalized interest	(1,157)	(1,416)	(1,096)
Other deferred credits	3,073	418	(1,141)
Changes in components of working capital:
Accounts receivable and other current assets	(4,722)	95	(6,443)
Accounts receivable — affiliate	(1,286)	(959)	96,160
Accounts payable and other current liabilities	(12,460)	5,604	4,126
Other	(1,375)	(2,386)	1,000
Net cash used in discontinued operations	(649)	(1,015)	(407)

Net cash provided by operating activities	65,799	76,638	143,547
Cash Flows from Investing Activities:
Construction and capital expenditures, net of capitalized interest	(66,977)	(87,582)	(69,101)
Acquisition of PCS licenses	(300)	—	—
Release of funds from escrow	3,706	—	—
Issuance of note receivable	(15,000)	—	—
Proceeds from liquidation of minority interest investment	—	1,370	—
Issuance of note receivable from officer	—	(339)	—
Cost of acquisitions, net of cash received	—	(1,000)	(5,598)
Placement of funds in escrow	—	(6,932)	—

Net cash used by investing activities	(78,571)	(94,483)	(74,699)
Cash Flows from Financing Activities:
Payments on long-term debt	(7,328)	(3,039)	(6,223)
Dividends	(2,347)	—	(9,735)

Net cash used by financing activities	(9,675)	(3,039)	(15,958)
Increase (decrease) in cash	(22,447)	(20,884)	52,890
Cash and cash equivalents at beginning of the year	41,012	61,896	9,006

Cash and cash equivalents at the end of the year	$18,565	$41,012	$61,896
Supplemental Cash Flow Data:
Interest paid	$45,830	$49,456	$57,418
Income taxes paid	—	—	—
Supplemental Noncash Transactions:
Property acquired under capital leases	$4,187	$—	$3,152
Note payable in connection with acquisition	—	—	2,250
Minimum pension liability adjustment	2,342	2,392	—
Interest rate swap marked to market	2,715	11,437	—

See Notes to Consolidated Financial Statements

Alaska Communications Systems Holdings, Inc.
Notes to consolidated financial statements
Years ended December 31, 2002, 2001 and 2000
(In thousands)

1. Description of company and summary of significant accounting policies

 Alaska Communications Systems Holdings, Inc. and Subsidiaries (the "Company" or "ACS Holdings") a Delaware corporation, is engaged principally in providing local telephone, wireless, directory, Internet and interexchange network and other services to its customers in the State of Alaska through its telecommunications subsidiaries. The Company was formed in October of 1998 for the purpose of acquiring and operating telecommunications properties. On May 14, 1999, the Company was acquired and became a wholly owned subsidiary of Alaska Communications Systems Group, Inc. (the "Parent" or "ACS Group").

 The accompanying consolidated financial statements for the Company are as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 and represent the consolidated financial position, results of operations and cash flows principally of the following entities:

  •
  Alaska Communications Systems Holdings, Inc.

  •
  ACS of Alaska, Inc. ("ACSAK")

  •
  ACS of the Northland, Inc. ("ACSN")

  •
  ACS of Fairbanks, Inc. ("ACSF")

  •
  ACS of Anchorage, Inc. ("ACSA")

  •
  ACS Wireless, Inc. ("ACSW")

  •
  ACS Long Distance, Inc. ("ACSLD")

  •
  ACS Television, L.L.C. ("ACSTV")

  •
  ACS Internet, Inc. ("ACSI")

  •
  ACS InfoSource, Inc. ("ACSIS")

 A summary of significant accounting policies followed by the Company is set forth below:

Basis Of Presentation

 The consolidated financial statements include all majority-owned subsidiaries. All significant intercompany balances have been eliminated. Certain reclassifications have been made to the 2001 and 2000 financial statements to make them conform to the current presentation.

Use Of Estimates

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the significant estimates affecting the financial statements are those related to the realizable value of accounts receivable, materials and supplies, long-lived assets, income taxes and network access revenue reserves. Actual results may differ from those estimates.

Cash and Cash Equivalents

 For purposes of the consolidated balance sheets and statements of cash flows, the Company generally considers all highly liquid investments with a maturity at acquisition of three months or less to be cash equivalents.

Restricted Cash

 The Company placed in escrow restricted cash as a judicial requirement of an appeal of a claim. This claim is expected to be adjudicated or settled in 2003. In the event the Company prevails, the restriction will be lifted, otherwise, the cash will be paid to the claimants. Liabilities associated with this claim are recorded in the Company's accounts payable, accrued and other current liabilities.

Materials and Supplies

 Materials and supplies are carried in inventory at the lower of weighted average cost or market.

Property, Plant and Equipment

 Telephone plant is stated substantially at original cost of construction. Telephone plant retired in the ordinary course of business, together with the cost of removal, less salvage, is charged to accumulated depreciation with no gain or loss recognized. Renewals and betterments of telephone plant are capitalized while repairs, as well as renewals of minor items, are charged to operating expense as incurred. The Company provides for depreciation of telephone plant on the straight-line method, using rates approved by the regulatory authorities. The composite annualized rate of depreciation for all classes of property, plant, and equipment was 7.4%, 7.0%, and 6.6% for 2002, 2001 and 2000, respectively.

 Non-Telephone plant is stated at purchased cost and, when sold or retired, a gain or loss is recognized. Depreciation of such property is provided on the straight-line method over its estimated service life ranging from two to 20 years.

 The Company is the lessee of equipment and buildings under capital leases expiring in various years through 2019. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation and amortization expense for 2002, 2001 and 2000.

Debt Issue Costs

 Legal, accounting and financing fees, printing costs, and other expenses associated with the issuance of the Company's senior credit facility, senior subordinated notes, and discount debentures are being amortized using the straight-line method over the term of the debt, which approximates the effective interest method. Amortization expense included in interest expense for 2002, 2001 and 2000 was $4,191, $4,312, and $4,526, respectively.

Revenue Recognition

 Substantially all recurring service revenues are billed one month in advance and are deferred until earned. Nonrecurring and usage sensitive revenues are billed in arrears and are recognized when earned. Additionally, the Company establishes estimated bad debt reserves against uncollectible revenues incurred during the period. During 2002 one customer accounted for 11% of consolidated revenues and no other customer accounted for more than 10% of consolidated revenue. During 2001 and 2000, no customer accounted for more than 10% of the consolidated revenues of the Company.

 In October and November 2001, under two separate regulatory orders, ACSA was authorized to implement interim and refundable rate increases for both loop rental rates on unbundled network elements and for local service revenue. The Company recognized $4,940 and $465 of revenue during 2002 and 2001, respectively, associated with these rate increase authorizations. Management believes that it is unlikely the Company will have a refund obligation associated with these interim rate increases upon final adjudication of rates.

 Access revenue is recognized when earned. The Company participates in toll revenue pools with other telephone companies. Such pools are funded by toll revenue and/or access charges regulated by the Regulatory Commission of Alaska ("RCA") within the intrastate jurisdiction and the Federal Communications Commission ("FCC") within the interstate jurisdiction. Much of the interstate access revenue is initially recorded based on estimates. These estimates are derived from interim financial statements, available separations studies and the most recent information available about achieved rates of return. These estimates are subject to adjustment in future accounting periods as additional operational information becomes available. To the extent that disputes arise over revenue settlements, the Company's policy is to defer revenue collected until settlement methodologies are resolved and finalized. During the second quarter of 2002, the Company recognized as revenue $11,066 of previously deferred interstate access revenue and reversed $1,673 of interest expense previously accrued thereon as a result of a favorable ruling by the District of Columbia Court of Appeals related to a dispute on interstate access rates for the Anchorage market. At December 31, 2002 and 2001, the Company had liabilities of $20,548 and $31,748, respectively, related to its estimate of refundable access revenue.

Income Taxes

 The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes reflect the temporary differences between the financial and tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent that it is more likely than not that such deferred tax assets will not be realized. One of the acquired companies had a remaining unamortized regulatory investment tax credit of $695 at May 14, 1999, of which $195 and $197 was amortized against income in 2001 and 2000, respectively.

Regulatory Accounting and Regulation

 The local telephone exchange operations of the Company account for costs in accordance with the accounting principles for regulated enterprises prescribed by Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for the Effects of Certain Types of Regulation. This accounting recognizes the economic effects of rate regulation by recording cost and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, under SFAS No. 71, plant and equipment is depreciated over lives approved by regulators and certain costs and obligations are deferred based upon approvals received from regulators to permit recovery of such amounts in future years. Historically, lives approved for regulatory purposes have approximated economically useful lives. On July 21, 2002, the Company received an order from the RCA which appears to extend lives approved for rate-making purposes beyond the economically useful lives of the underlying assets. Management petitioned for reconsideration, and the RCA has agreed to take additional testimony. A final order on the matter is not expected until the second quarter of 2003. As of December 31, 2002 the Company has deferred as a regulatory asset $894 of costs incurred in connection with regulatory rate making proceedings, which will be amortized in future periods. If the Company were not following SFAS No. 71, these costs would have been charged to expense as incurred. Non-regulated revenues and costs incurred by the local telephone exchange operations and non-regulated operations of the Company are not accounted for under SFAS No. 71 principles.

 The local telephone exchange activities of the Company are subject to rate regulation by the FCC for interstate telecommunication service, and the RCA for intrastate and local exchange telecommunication service. The Company, as required by the FCC, accounts for such activity separately. Long distance services of the Company are subject to rate regulation as a non-dominant interexchange carrier by the FCC for interstate telecommunication services and the RCA for intrastate telecommunication services. Wireless, directory and Internet operations are not subject to rate regulation.

Change in Accounting Estimate

 During the third quarter of 2002, the Company changed its estimate of the useful lives of certain classes of assets, resulting in additional depreciation expense of $2,206 for the year ended December 31, 2002.

Comprehensive Income (Loss)

 Comprehensive income (loss) represents net income (loss) plus the results of certain Stockholder's equity changes not reflected in the consolidated statements of operations. For 2002 and 2001, the Company has provided an income tax valuation allowance equal to the income tax benefit resulting from its other comprehensive loss. The Company's comprehensive loss is equal to its net loss for 2000.

Stock Incentive Plans

 The Company's employees participate in various plans of ACS Group. The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," in accounting for its stock incentive plans. Accordingly, no compensation cost has been recognized for options with exercise prices equal to or greater than fair value on the date of grant. No compensation costs were charged to operations in 2002, 2001 or 2000. If compensation costs had been determined consistent with SFAS No. 123 "Accounting for Stock-Based Compensation," the Company's net loss on a pro forma basis for 2002, 2001 and 2000 would have been as follows:

	2002	2001	2000

Net loss:
As reported	$(182,656)	$(8,646)	$(25,653)
Pro forma	(184,111)	(10,114)	(27,315)

 The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for grants:

	2002	2001	2000

Risk free rate	2.88%	4.45%	5.50%
Dividend yield	0.0%	0.0%	0.0%
Expected volatility factor	60.8%	55.2%	52.5%
Expected option life (years)	6.1	5.9	6.1

Recent Accounting Pronouncements

 In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002, and have been included in Note 20, Commitments, Contingencies and Guarantees. The recognition and measurement provisions are effective on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not believe the adoption of this interpretation will have a material impact on its financial position, results of operations, or cash flows.

 On August 15, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for the Company's fiscal year beginning January 1, 2003. This statement requires, among other things, the accounting and reporting of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. Certain amounts included in accumulated depreciation will be redesignated as a regulatory liability. The Company is evaluating, but has not yet determined the impact of the adoption of this standard on its financial position, results of operations and cash flows.

 Effective January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses accounting and reporting of all long-lived assets, except goodwill, that are either held and used or disposed of through sale or other means (see Note 12).

 In April 2002, FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 will generally require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. Accordingly, gains or losses from extinguishments of debt for fiscal years beginning after May 15, 2002 will not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the provisions of APB Opinion No. 30. Upon adoption, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods presented that does not meet the criteria of APB Opinion No. 30 for such classification will be reclassified to conform with the provisions of SFAS No. 145. Earlier application of the provisions of SFAS No. 145 related to the rescission of SFAS No. 4 is encouraged. SFAS No. 145 does not have any impact on the Company's results of operations for the current periods reported.

 On July 30, 2002, FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires companies recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not believe the adoption of this statement will have a material impact on its financial position, results of operations, or cash flows.

 On December 31, 2002, FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have plans to change to the fair value method of accounting for our stock based compensation. The disclosure requirements are now effective.

2. Acquisitions

 On September 30, 1999, the Company acquired a majority interest in Alaskan Choice Television, L.L.C., ("ACTV"). The cash purchase price was approximately $1,900. On February 14, 2000, the Company purchased the remaining one-third interest of ACTV for $3,042, including a $2,250 note payable. This acquisition has been accounted for using the purchase method and its operating results have been included in the consolidated statements of operations from the date of acquisition. On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations for all periods presented (See Note 12).

On June 16, 2000, the Company acquired a 100% interest in Internet Alaska, Inc. It previously held a minority interest of 28.5%. On July 6, 2001, The Company acquired the assets and business of Internet Plus. L.L.C., dba MosquitoNet, a Fairbanks based Internet service provider with approximately 5,000 customers. These acquisitions have been accounted for using the purchase method and the operating results from these acquisitions have been included in the consolidated statements of operations from the dates of acquisition. Pro forma information is not provided since the impact of these acquisitions does not have a material effect on the Company's financial position, results of operations and cash flows.

3. Accounts receivable

 Accounts receivable — trade consists of the following at December 31, 2002 and 2001:

	2002	2001

Accounts receivable — trade:
Customers	$37,638	$33,613
Connecting companies	12,032	13,822
Other	5,225	4,421

	54,895	51,856
Less allowance for doubtful accounts	6,075	4,944

Accounts receivable — trade, net	$48,820	$46,912

4. Property, plant and equipment

 Property, plant, and equipment consists of the following at December 31, 2002 and 2001:

	2002	2001

Property, plant, and equipment:
Land, buildings and support assets	$192,832	$178,736
Central office switching and transmission	314,316	309,291
Outside plant cable and wire facilities	499,720	486,352
Wireless switching and transmission systems	51,538	40,224
Other	4,393	2,359
Assets held for future use	3,492	—
Construction work in progress	24,074	19,867

	1,090,365	1,036,829
Less accumulated depreciation and amortization	625,276	557,849

Property, plant and equipment, net	$465,089	$478,980

 The following is a summary of property held under capital leases included in the above property, plant and equipment:

	2002	2001

Property held under capital leases:
Land, buildings and support assets	$16,930	$13,318
Outside plant cable and wire facilities	2,710	2,710

	19,640	16,028
Less accumulated depreciation and amortization	6,612	4,810

Property held under capital leases, net	$13,028	$11,218

 Amortization of assets under capital leases included in depreciation expense in 2002, 2001 and 2000 is $2,333, $1,202, and $1,008, respectively.

 The Company leases various land, buildings, right-of-ways, and personal property under operating lease agreements. Rental expenses under operating leases for 2002, 2001 and 2000 were $3,733, $3,971, and $4,055, respectively. Future minimum payments under these leases for the next five years and thereafter are as follows:

2003	$2,474
2004	1,971
2005	1,331
2006	1,014
2007	794
Thereafter	1,954

$9,538

5. Goodwill and other intangible assets

 Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with the guidelines of this accounting principle, goodwill and indefinite-lived intangible assets are no longer amortized but will be assessed for impairment on at least an annual basis. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

 Goodwill amortization, which was $7,741 and $7,510 for the years ended December 31, 2001 and 2000, respectively, ceased effective January 1, 2002. In the first quarter of 2002, pursuant to SFAS No. 142, the Company completed its reassessment of previously recognized intangible assets, and ceased amortization of indefinite-lived intangible assets.

 Wireless and PCS licenses have terms of 10 years, but are renewable indefinitely through a routine process involving a nominal fee. The Company has determined that no legal, regulatory, contractual, competitive, economic or other factors currently exist that limit the useful life of its wireless and PCS licenses. Therefore, the Company is no longer amortizing its wireless and PCS licenses based on the determination that these assets have indefinite lives. In accordance with SFAS No. 142, the Company will evaluate its determination of an indefinite useful life of its wireless and PCS licenses each reporting period. SFAS No. 142 requires that indefinite lived intangible assets be tested for impairment at least annually by comparing the fair value of the assets to their carrying amount. Upon adoption of SFAS No. 142 on January 1, 2002, the Company completed an impairment test for its wireless and PCS licenses that determined recognition of an impairment loss was not necessary, as the carrying value of its wireless and PCS licenses did not exceed their fair value. The Company performs its annual impairment test as of the beginning of the fourth quarter or more frequently if events or changes in circumstance indicate possible impairment. The Company determined the fair value of its wireless and PCS licenses for purposes of these tests primarily by first performing a market value comparison of similar licenses against their carrying value and then performing a discounted cash flow valuation of the reporting unit against its total carrying value, including these licenses.

 SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level upon adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and compare it to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss would be recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the unit may be impaired. The amount, if any, of the impairment is then measured in the second step. The second step of the goodwill impairment test compares the implied fair value goodwill of the reporting unit with the carrying amount of that goodwill. The implied fair value of a reporting unit's goodwill is the excess of the fair value of a reporting unit over the amounts assigned to assets and liabilities. If the carrying value amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess.

 The Company has determined that its business segments constitute reporting units, with the exception of the Internet segment, which includes two reporting units. Those reporting units are (1) Internet service and (2) IP based private network service. The Company completed the initial step of impairment testing during the second quarter which indicated that goodwill recorded in the local telephone, Internet, and interexchange segments was impaired as of January 1, 2002. Due to the potential impairment, the Company then completed the second step of the test to measure the amount of the impairment. The Company determined the fair value of each reporting unit for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long-term growth rates, and estimated cost of capital for purposes of arriving at a discount factor. Based on that analysis, a transitional impairment loss of $105,350 was recognized as the cumulative effect of a change in accounting principle in the consolidated statement of operations. The income tax benefit of $39,540 was offset by a valuation allowance.

 The Company performed its annual impairment test as of the beginning of the fourth quarter of 2002. The Company determined the fair value of each reporting unit for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long-term growth rates, and estimated cost of capital for purposes of arriving at a discount factor. Based on comparing this discounted cash flow model to the carrying value of the reporting units, an impairment loss of $64,755 in the local telephone segment was recognized in the consolidated statement of operations for the year ended December 31, 2002. The Company attributes the impairment loss in the local telephone segment to competitively biased regulatory policy. On an ongoing basis, the Company expects to perform its annual impairment test during the fourth quarter absent any impairment indicators.

 In connection with the Company's adoption of a plan to discontinue its wireless cable television service segment during the first quarter of 2002, the goodwill of that segment was considered impaired, and an impairment charge of $3,165 is included with the results of discontinued operations.

 The changes in the carrying value of goodwill by segment for the year ended December 31, 2002 are as follows:

	Local Telephone	Wireless	Directory	Internet	Interexchange	All Other	Total

Balance, December 31, 2001	$191,351	$8,851	$38,831	$8,146	$151	$3,165	$250,495
Impairment losses included in discontinued operations	—	—	—	—	—	(3,165)	(3,165)
Impairment losses — transitional	(97,053)	—	—	(8,146)	(151)	—	(105,350)
Impairment losses — annual test	(64,755)	—	—	—	—	—	(64,755)

Balance, December 31, 2002	$29,543	$8,851	$38,831	$—	$—	$—	$77,225

 Provided below is a reconciliation of previously reported financial statement information to adjusted amounts that reflect the elimination of goodwill and indefinite-lived intangible amortization for the comparable years ended December 31, 2001 and 2000 prior to adoption of SFAS No. 142:

	2001	2000

Reported net loss
Add back:	$(8,646)	$(25,653)
Goodwill amortization	7,741	7,510
Indefinite-lived intangible amortization	528	524

Adjusted net loss	$(377)	$(17,619)

 The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset as of December 31, 2002 based on the Company's reassessment of previously recognized intangible assets and their remaining amortization lives in accordance with the adoption of SFAS No. 142:

	Gross Carrying Amount	Accumulated Amortization	Amortizable Life

Amortizable intangible assets:
Customer list	$915	$275	5
Other intangible assets	2,625	1,593	5

Total amortizable intangible assets	$3,540	$1,868

Indefinite-lived intangible assets:
Cellular licenses	$18,194
PCS licenses	3,323
Domain names and trade names	80

Total indefinite-lived intangible assets	$21,597

 For amortizable intangible assets the total intangible amortization expense for the years ended December 31, 2002, 2001 and 2000 was $708, $616 and $525, respectively. The estimated amortization expense for each of the next five years ending December 31 is as follows:

2003	$951
2004	446
2005	183
2006	92
2007	—

6. Accounts payable, accrued and other current liabilities

 Accounts payable, accrued and other current liabilities consist of the following at December 31, 2002 and 2001:

	2002	2001

Accounts payable — trade	$11,435	$10,138
Accrued payroll, benefits, and related liabilities	6,413	8,379
Accrued personal time off	5,200	5,207
Accrued interest	6,106	6,983
Refundable access revenue	9,147	22,688
Other	11,179	9,370

Accounts payable, accrued and other current liabilities	$49,480	$62,765

7. Long-term obligations

 Long-term obligations consist of the following at December 31, 2002 and 2001:

	2002	2001

Senior credit facility term loan — tranche A	$148,500	$150,000
Senior credit facility term loan — tranche B	148,500	150,000
Senior credit facility term loan — tranche C	133,650	135,000
9 3/8% senior subordinated notes due 2009	150,000	150,000
Capital leases and other long-term obligations	12,181	11,603

	592,831	596,603
Less current portion	5,933	5,107

Long-term obligations, net of current portion	$586,898	$591,496

 The aggregate maturities of long-term obligations for each of the five years and thereafter subsequent to December 31, 2002 are as follows:

2003	$5,933
2004	6,060
2005	5,260
2006	147,846
2007	144,908
Thereafter	282,824

$592,831

Senior Credit Facility

 On May 14, 1999, the Company entered into a credit agreement with a syndicate of commercial banks which provide the Company's senior credit facility. The senior credit facility provides $435,000 of term loans and a revolving credit facility with a $75,000 line of credit, of which $430,650 is outstanding at December 31, 2002. The Company's obligations under the senior credit facility are unconditionally and irrevocably guaranteed, joint and severally, by the Company and its subsidiaries, and secured by collateral that includes substantially all of the Company and its subsidiaries' assets. The senior credit facility contains a number of restrictive covenants and events of default, including covenants limiting capital expenditures, incurrence of debt, and the payment of dividends, and requires the Company to achieve certain financial ratios. During the second quarter of 2002, the Company's lenders approved an amendment to its senior credit facility that, among other things, permits the Company to repurchase up to $15,000 of its outstanding common stock over the term of the Senior Credit Facility. As of December 31, 2002 and 2001 the Company was in compliance with all of the covenants of the senior credit facility.

 The tranche A term loan of $148,500 is repayable in annual principal payments of $1,500 which commenced on May 14, 2002 with the balance due on November 14, 2006. The loan bears interest at an annual rate equal (at the Company's option) to: (1) an adjusted London interbank offered rate ("LIBOR") plus 2.25% or (2) a rate equal to 1.75% plus the greater of the administrative agent's prime rate, a certificate of deposit rate plus 1.00% or the federal funds rate plus .50%, in each case subject to reduction based on the Company's financial performance. The rate of interest in effect at December 31, 2002 and 2001 was 4.125% and 4.69%, respectively, and is based on the LIBOR rate option.

 The tranche B term loan of $148,500 is repayable in annual principal payments of $1,500 which commenced on May 14, 2002 with the balance due on November 14, 2007. The loan bears interest at an annual rate equal (at the Company's option) to: (1) LIBOR plus 3.00% or (2) a rate equal to 2.00% plus the greater of the administrative agent's prime rate, a certificate of deposit rate plus 1.00% or the federal funds rate plus .50%. The rate of interest in effect at December 31, 2002 and 2001 was 4.88% and 5.44%, respectively, and is based on the LIBOR rate option.

 The tranche C term loan of $133,650 is repayable in annual principal payments of $1,350 which commenced on May 14, 2002 with the balance due on May 14, 2008. The loan bears interest at an annual rate equal (at the Company's option) to: (1) LIBOR plus 3.25% or (2) a rate equal to 2.25% plus the greater of the administrative agent's prime rate, a certificate of deposit rate plus 1.00% or the federal funds rate plus .50%. The rate of interest in effect at December 31, 2002 and 2001 was 5.06% and 7.06%, respectively, and is based on the LIBOR rate option.

 The senior credit facility also provides a revolving credit facility in the amount of $75,000 which is available, in part, for up to $25,000 in letters of credit and up to $10,000 in the form of swingline loans. This revolving facility is available through May 15, 2006 and outstanding balances thereunder will bear interest at an annual interest rate option equivalent to that provided under tranche A. There were no amounts outstanding under this revolving credit facility as of December 31, 2002 and 2001.

 On July 24, 1999 the Company entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its floating rate long-term debt. This agreement fixed at 5.99% the underlying variable rate on one-half of the borrowings under the senior credit facility, or $217,500, expiring in June 2004. The differential to be paid or received is recorded as interest expense in the consolidated statement of operations in the period in which it is recognized. The Company is exposed to credit losses from counterparty nonperformance, but does not anticipate any such non-performance.

Senior Subordinated Notes

 On May 14, 1999, the Company issued $150,000 in aggregate principal amount of 9 3/8% senior subordinated notes due 2009. Interest on the notes is payable semi-annually on May 15 and November 15. The notes will mature on May 15, 2009, and are redeemable, in whole or in part, at the option of the Company, at any time on or after May 15, 2004 at 104.688% of the principal amount declining to 100% of the principal amount on or after May 15, 2007. The notes contain a number of restrictive covenants, including covenants limiting incurrence of debt and the payment of dividends. As of December 31, 2002 and 2001 the Company was in compliance with all the covenants of the notes.

Capital leases and other long-term obligations

 The Company has entered into various capital leases and other debt agreements totaling $12,181 and $11,603 with a weighted average interest rate of 8.05% and 8.74% at December 31, 2002 and 2001, respectively.

8. Other deferred credits and long-term liabilities

 Deferred credits and other long-term liabilities consist of the following at December 31, 2002 and 2001:

	2002	2001

Refundable access revenue	$11,401	$9,060
Interest rate swap, marked to market	14,152	11,437
Additional pension liability	6,285	4,147
Other deferred credits	1,092	359

Total deferred credits and other long-term liabilities	$32,930	$25,003

9. Local telephone operating revenue

 Local telephone operating revenues consisted of the following for the years ended December 31, 2002, 2001 and 2000:

	2002	2001	2000

Local network service	$99,512	$96,270	$94,098
Network access revenue	108,335	102,977	105,172
Deregulated revenue and other	18,600	22,164	22,998

Total local telephone operating revenues	$226,447	$221,411	$222,268

10. Unusual charges

 During 2000, the Company recorded $5,288 of unusual charges, consisting of the following:

Costs incurred in attempted acquisition	$1,451
Severance and restructuring costs	3,019
Legal settlement	818

$5,288

 During 2000, the Company attempted to acquire the Matanuska Telephone Association, a cooperative telephone association located in Alaska. The acquisition was subject to approval by a vote of the membership of the cooperative association requiring a super majority, which was held in September of 2000. The membership of the association voted to approve the acquisition but failed to achieve the required super majority. The Company had incurred $1,451 of legal, consulting and other out of pocket costs associated with the attempted acquisition which were charged to expense during September 2000. The Company also recorded $3,019 related to severance and restructuring charges under several plans adopted during 2000. In December 2000, the Company settled out of court a claim by a vendor that arose from an undisclosed contractual obligation it incurred in the purchase of the Company's operations in May 1999, resulting in a charge to expense of $818.

11. Income taxes

 The Company's combined federal income and state effective income tax rate from continuing operations was a benefit of 0.0%, 1.7%, and 0.8% in 2002, 2001 and 2000, respectively. The difference between taxes calculated as if the statutory federal rate of 34% was applied to loss from continuing operations before income tax and the recorded tax benefit is reconciled as follows:

	2002	2001	2000

Computed federal income taxes at the 34% statutory rate	$(23,689)	$(2,422)	$(8,736)
Increase (reduction) in tax resulting from:
State income taxes (net federal benefit)	(4,097)	(381)	(1,503)
Amortization of investment tax credits	—	(195)	(197)
Prior year adjustment	269	—	—
Other	453	(68)	285
Valuation allowance — book net operating loss	27,064	2,871	9,954

Total income tax benefit	$—	$(195)	$(197)

 The benefit for income taxes is summarized as follows:

	2002	2001	2000

Current:
Federal income tax	$—	$—	$—
State income tax	—	—	—

Total current	—	—	—
Deferred:
Federal income tax	—	—	—
State income tax	—	—	—

Total deferred	—	—	—
Amortization of investment tax credits	—	(195)	(197)

Total income tax benefit	$—	$(195)	$(197)

 The effect of significant items comprising the Company's net deferred tax liability at 34% were as follows:

	2002	2001	2000

Deferred tax liabilities — long-term:
Property, plant and equipment	$(20,786)	$(20,380)	$(16,338)
Intangibles	—	(13,105)	(7,235)
Other	(88)	—	—

Total long-term deferred tax liabilities	(20,874)	(33,485)	(23,573)

Deferred tax assets:
Current:
Accrued compensation	4,249	4,081	5,329
Accrued bad debts	2,827	2,172	4,825
Interest rate swap mark to market	5,661	4,575	—
Minimum pension liability adjustment	1,893	957	—
Other	987	516	293

Total current deferred tax assets	15,617	12,301	10,447

Long-term:
Net operating loss carryforwards from operations	57,136	49,324	32,324
Intangibles	46,734	—	—
Debt issuance cost	1,213	—	—

Total long-term deferred tax assets	105,083	49,324	32,324

Total deferred tax assets	120,700	61,625	42,771

Valuation allowance	(99,826)	(28,140)	(19,048)

Net deferred tax asset	$—	$—	$150

 The Company has available at December 31, 2002 unused operating loss carryforwards of $142,839 that may be applied against future taxable income and that expire as shown below. Per the schedule below the total Net Operating Loss ("NOL") is made up of NOLs generated by the consolidated group and NOLs obtained with the 2000 acquisition of Internet Alaska. The Internet Alaska NOLs are limited by special rules known as Separate Return Limitation Year ("SRLY") rules. SRLY NOLs can only be used in years that both the Consolidated Group and the entity that created the SRLY NOLs have taxable income. The tax benefits derived from the utilization of the SRYL NOLs will increase retained earnings.

Year of Expiration	Internet Alaska's SRLY	Unused Operating Loss Carryforwards	Total Unused Operating Loss Carryforwards

2017	$27	$—	$27
2018	328	42	370
2019	852	16,767	17,619
2020	2,631	55,286	57,917
2021	—	46,615	46,615
2022	—	20,291	20,291

	$3,838	$139,001	$142,839

12. Discontinued operations

 On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, for all periods presented and the assets and liabilities of the disposal group have been written down to their fair value, net of expected selling expense. The income tax benefit in all years was offset by a valuation allowance. The following discloses the results of the discontinued operations for years ended December 31, 2002, 2001 and 2000:

	2002	2001	2000

Operating revenue	$716	$960	$1,131
Operating expense	1,255	2,555	1,968

Operating loss	(539)	(1,595)	(837)
Interest expense	(33)	(126)	(151)
Other	—	3	71

Loss from operations of discontinued segment	(572)	(1,718)	(917)
Write down of net assets to fair value	(7,060)	—	—

Loss from discontinued operations	$(7,632)	$(1,718)	$(917)

 Assets held for sale December 31, 2002 consist of the following:

Accounts receivable, net of allowance of $42	$50
Other current assets	7
Property, plant and equipment	201
Intangible assets	85
Current liabilities	(82)

Assets held for sale	$261

13. Stock incentive plans

 The Company's employees participate in various plans of ACS Group. The Company may grant stock options, stock appreciation rights and other awards to officers, employees and non-employee directors through the Compensation Committee of ACS Group's Board of Directors. At December 31, 2002, ACS Group has reserved a total of 6,060 shares of authorized common stock for issuance under the plans. In general, options under the plans vest ratably over three, four or five years and the plans terminate in approximately 10 years. On April 3, 2002, ACS Group merged the ALEC Holdings, Inc. 1999 Stock Incentive Plan into the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan.

Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan

 ACS Group has reserved 4,910 shares under this plan, which was adopted by ACS Group in November 1999. At December 31, 2002, 5,712 options have been granted, 1,897 have been forfeited, 441 have been exercised, and 1,095 shares are available for grant under the plan.

 Information on outstanding options for the years ended December 31, 2002, 2001 and 2000 is summarized as follows:

	2002		2001		2000
	Number of Shares	Weighted Average of Exercise Price	Number of Shares	Weighted Average of Exercise Price	Number of Shares	Weighted Average of Exercise Price

Outstanding, January 1	3,606	$7.47	3,998	$7.55	3,154	$6.15
Granted	278	7.82	260	6.81	1,752	10.03
Exercised	(76)	6.08	(128)	6.03	(198)	6.96
Canceled or expired	(434)	8.13	(524)	8.43	(710)	7.92

Outstanding, December 31	3,374	7.52	3,606	7.47	3,998	7.55

Options exercisable at December 31	2,632	7.33	2,208	7.11	1,728	6.72
Weighted average fair value of options granted		4.57		3.93		5.66

 The outstanding options at December 31, 2002 have the following characteristics:

	Outstanding Options			Exercisable Options
Range of Exercise Price	Number of Shares	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$5.50 - $8.00	2,812	6.39	$6.19	2,224	$6.08
$8.58 - $12.63	18	7.47	12.63	12	12.63
$14.20	544	7.12	14.20	396	14.20

ACS Group, Inc. 1999 Non-Employee Director Stock Compensation Plan

 The non-employee director stock compensation plan was adopted by ACS Group in November 1999. ACS Group has reserved 150 shares under this plan. At December 31, 2002, 110 shares have been awarded and 40 shares are available for grant under the plan. For the years ended December 31, 2002, 2001, and 2000, directors were required to receive not less than 25% of their annual retainer and meeting fees in the form of ACS Group's stock, and may have elected to receive up to 100% of director's compensation in the form of stock. Starting in 2003, directors no longer have the option of receiving stock and will receive all of their annual retainer and meeting fees in cash.

 During the year ended December 31, 2002, 58 shares under the plan were awarded to directors, of which 34 were elected to be deferred until termination of service by the directors. During the year ended December 31, 2001, 26 shares under the plan were awarded to directors, of which 19 were elected to be deferred until termination of service by the directors. During the year ended December 31, 2000, 26 shares under the plan were awarded to directors, of which 13 were elected to be deferred until termination of service by the directors.

Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan

 This plan was also adopted by ACS Group in November 1999. ACS Group has reserved 1,000 shares under this plan. At December 31, 2002, 632 shares are available for issuance and sale. The plan will terminate on December 31, 2009. All ACS Group employees and all of the employees of designated subsidiaries generally will be eligible to participate in the purchase plan, other than employees whose customary employment is 20 hours or less per week or is for not more than five months in a calendar year, or who are ineligible to participate due to restrictions under the Internal Revenue Code.

 On December 31, 2002, 97 shares were issued under the plan. On June 30, 2002, 53 shares were issued under the plan. On December 31, 2001, 38 shares were issued under the plan. On June 29, 2001, 48 shares were issued under the plan. On December 29, 2000, 67 shares were issued under the plan. On June 30, 2000, 65 shares were issued under the plan.

 A participant in the purchase plan may authorize regular salary deductions of a maximum of 15% and a minimum of 1% of base compensation. The fair market value of shares which may be purchased by any employee during any calendar year may not exceed $25. The amounts so deducted and contributed are applied to the purchase of full shares of common stock at 85% of the lesser of the fair market value of such shares on the date of purchase or on the offering date for such offering period. The offering dates are January 1 and July 1 of each purchase plan year, and each offering period will consist of one six-month purchase period. The first offering period under the plan commenced on January 1, 2000. Shares are purchased on the open market or issued from authorized but unissued shares on behalf of participating employees on the last business days of June and December for each purchase plan year and each such participant has the rights of a stockholder with respect to such shares. During the year ended December 31, 2002 approximately 15% of eligible employees elected to participate in the plan.

14. Retirement plans

 Pension benefits for substantially all of the Company's employees are provided through the Alaska Electrical Pension Plan ("AEPP"). The Company pays a contractual hourly amount based on employee classification or base compensation. As a multi-employer defined contribution plan, the accumulated benefits and plan assets are not determined for or allocated separately to the individual employer. The Company's portion of the plan's pension cost for 2002, 2001 and 2000 was $13,390, $11,830, and $10,978, respectively.

 The Company also provides a 401(k) retirement savings plan covering substantially all of its employees. The plan allows for discretionary matching contributions as determined by the Board of Directors, subject to Internal Revenue Code limitations. There was no matching contribution for 2002, 2001 or 2000.

 The Company also has a separate defined benefit plan that covers certain employees previously employed by Century Telephone Enterprise, Inc. ("CenturyTel Plan"). This plan was transferred to the Company in connection with the acquisition of CenturyTel's Alaska Properties. Existing plan assets and liabilities of the CenturyTel Plan were transferred to the ACS Retirement Plan on September 1, 1999. Accrued benefits under the ACS Retirement Plan were determined in accordance with the provisions of the CenturyTel Plan. Upon completion of the transfer to the Company, covered employees ceased to accrue benefits under the plan. On November 1, 2000 the ACS Retirement Plan was amended to conform early retirement reduction factors and various other terms to those provided by the AEPP. As a result of this amendment, prior service cost of $1,992 was recorded and will be amortized over the expected service life of the plan participants at the date of the amendment. The Company uses the traditional unit credit method for the determination of pension cost for financial reporting and funding purposes and complies with the funding requirements under the Employee Retirement Income Security Act of 1974 ("ERISA"). Since the plan is adequately funded under ERISA, no contribution was made in 2002, 2001 or 2000.

 The following table represents the net periodic pension expense (benefit) for the ACS Retirement Plan for 2002, 2001 and 2000:

	2002	2001	2000

Interest cost	$680	$627	$447
Expected return on plan assets	(723)	(773)	(813)
Amortization of gain/loss	260	30	—
Amortization of prior year service costs	203	203	34

Net periodic pension expense (benefit)	$420	$87	$(332)

 The following is a reconciliation of the beginning and ending balances for 2002 and 2001 for the projected benefit obligation and the plan assets of the ACS Retirement Plan:

	2002	2001

Change in projected benefit obligation:
Projected benefit obligation at beginning of year	$9,108	$8,600
Amortization of prior service cost	(203)	(203)
Interest cost	680	627
Actuarial loss	1,279	215
Benefits paid	(249)	(131)

Projected benefit obligation at end of year	$10,615	$9,108

Change in plan assets:
Fair value of plan assets at beginning of year	$8,736	$9,257
Return on plan assets	(803)	(390)
Benefits paid	(249)	(131)

Fair value of plan assets at end of year	$7,684	$8,736

 The following table represents the funded status of the ACS Retirement Plan at December 31, 2001 and 2000:

	2002	2001

Projected benefit obligation	$(10,615)	$(9,108)
Plan assets at fair value	7,684	8,736

Funded Status	(2,931)	(372)

Unrecognized prior service cost	1,551	1,755
Unrecognized net loss	4,734	2,392

Net amount recognized	$3,354	$3,775

 The net amounts recognized in the balance sheet were classified as follows at December 31, 2002 and 2001:

	2002	2001

Accrued benefit liability	$(2,931)	$(372)
Intangible asset	1,551	1,755
Accumulated other comprehensive loss	4,734	2,392

Net amount recognized	$3,354	$3,775

 The actuarial assumptions used to account for the plan as of December 31, 2002 and 2001 are as follows:

	2002	2001

Discount rate	6.75%	7.25%
Expected return on assets	8.50%	8.50%
Rate of compensation increase	0.00%	0.00%

 The Company also has a separate executive post retirement health benefit plan. The Alaska Communications Systems Executive Retiree Health Benefit Plan ("The ACS Health Plan") was adopted by the Company in November 2001 and amended in October 2002. The ACS Health Plan covers a select group of management or highly compensated employees. The group of eligible employees is selected by a committee appointed by the Compensation Committee of ACS Group's Board of Directors. Each eligible employee must complete 10 years of service and be employed by the Company in the capacity of an executive officer for a minimum of 36 consecutive months immediately preceding retirement. The ACS Health Plan provides a graded subsidy for medical, dental, and vision coverage. The amendment revised the premium subsidy, added a premium subsidy cap and suspends retirees' benefits from the ACS Health Plan during any period the retiree has access to employer health benefits. The Company uses the projected unit credit method for the determination of post retirement health cost for financial reporting and funding purposes and complies with the funding requirements under the ERISA. The Company made a contribution of $128 to the ACS Health Plan during 2001.

 The following represents the net periodic postretirement benefit expense for the ACS Health Plan for 2002 and 2001:

	2002	2001

Service cost	$69	$11
Interest cost	40	6
Expected return on plan assets	(11)	—
Amortization of prior service cost	24	4

Net periodic postretirement benefit expense	$122	$21

 The following is a reconciliation of the beginning and ending balances for 2002 and 2001 for the projected benefit obligation and the plan assets for the ACS Health Plan:

	2002	2001

Change in accumulated postretirement benefit obligation:
Accumulated postretirement benefit obligation at beginning of the year:	$588	$—
Plan adoption	—	586
Plan amendment	(440)	—
Service cost	69	11
Interest cost	40	6
Actuarial (gain)/loss	11	(15)

Accumulated postretirement benefit obligation at end of the year:	$268	$588

Change in plan assets:
Fair value of plan assets at beginning of year	$128	$—
Employer contributions	—	128
Return on plan assets	(1)	—

Fair value of plan assets at end of year	$127	$128

 The following table represents the funded status of the ACS Health Plan at December 31, 2002 and 2001:

	2002	2001

Accumulated postretirement benefit obligation	$(268)	$(588)
Plan assets at fair value	127	128

Funded status	(141)	(460)

Unrecognized prior service cost	118	582
Unrecognized net (gain) or loss	7	(15)

Prepaid (accrued) benefit costs	$(16)	$107

 The actuarial assumptions used to account for the ACS Health Plan as of December 31, 2002 and 2001 is an assumed discount rate of 6.75% and 7.25%, respectively, and an expected long term rate of return on plan assets of 8.50%. For measurement purposes, the assumed annual rates of increases in health care costs is as follows:

Year	Pre 65 Premiums	Post 65 Premiums

1	7.00%	10.00%
2	7.00%	9.00%
3	7.00%	8.00%
4	7.00%	7.00%
5 and thereafter	7.00%	7.00%

 Assumed health care cost trend rates have a significant effect on the amounts reported for the ACS Health Plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects for 2002:

	+1%	-1%

Effect on total of service and interest cost components	13	(12)
Effect on accumulated postretirement benefit obligation	71	(64)

15. Business segments

 The Company has four reportable segments: local telephone, wireless, Internet and interexchange. Local telephone provides landline telecommunications services, and consists of local telephone service, network access and deregulated and other revenue; wireless provides wireless telecommunications service; Internet provides Internet service and advanced IP based private networks; and interexchange provides switched and dedicated long distance services. Each reportable segment is a strategic business under separate management and offering different services than those offered by the other segments. The Company evaluates the performance of its segments based on operating income (loss).

 Previously, the Company reported its Directories Business as a separate segment. The Company sold an 87.42% interest in its Directories Business during the second quarter of 2003 and is no longer directly engaged in day-to-day management of that business. Therefore, the Directories Business no longer constitutes a reportable segment. Accordingly, the historical operating results for the Directories Business are included in "All Other" in the accompanying tables.

 The Company also has a wireless cable television service segment that did not meet the criteria for a reportable segment and was previously included in "All Other" that is now reported as discontinued operations.

 The Company also incurs interest expense, interest income, equity in earnings of investments, goodwill amortization in 2001 and 2000 on the original May 14, 1999 purchases, goodwill impairment losses and other operating and non operating income and expense at the corporate level which are not allocated to the business segments, nor are they evaluated by the chief operating decision maker in analyzing the performance of the business segments. These non operating income and expense items are provided in the accompanying table under the caption "All Other" in order to assist the users of these financial statements in reconciling the operating results and total assets of the business segments to the consolidated financial statements. Common use assets are held at the Company and are allocated to the business segments based on operating revenue. Included in the caption "All Other" are also the net assets held for sale of $261 and other net liabilities of the discontinued operation that would not be sold of $5,941. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

 The following table illustrates selected financial data for each segment as of and for the year ended December 31, 2002:

	Local Telephone	Wireless	Internet	Interexchange	All Other	Eliminations	Total

Operating revenues	$226,447	$43,233	$20,848	$29,708	$58,411	$(35,145)	$343,502
Depreciation and amortization	55,498	5,541	6,744	2,256	12,901	—	82,940
Operating income (loss)	32,005	3,647	(21,468)	(1,250)	(35,622)	(76)	(22,764)
Interest expense	435	(5)	(146)	(330)	(49,067)	—	(49,113)
Interest income	3	3	—	2	2,416	—	2,424
Income tax provision (benefit)	13,214	1,527	—	—	(14,741)	—	—
Income (loss) from continuing operations	19,199	2,113	(21,619)	(1,583)	(67,708)	(76)	(69,674)
Total assets	526,333	83,985	(26,971)	7,676	113,959	—	704,982
Capital expenditures	31,186	14,007	16,604	228	9,439	—	71,464

 Operating revenues disclosed above include intersegment operating revenues of $22,634 for local telephone, $1,786 for wireless, $13,965 for interexchange, and $1,400 for all other. In accordance with SFAS No. 71, intercompany revenues between local telephone and non-local telephone operations are not eliminated above.

 The following table illustrates selected financial data for each segment as of and for the year ended December 31, 2001:

	Local Telephone	Wireless	Internet	Interexchange	All Other	Eliminations	Total

Operating revenues	$221,411	$41,923	$13,726	$30,795	$50,942	$(26,582)	$332,215
Depreciation and amortization	53,242	5,626	2,606	2,284	15,350	—	79,108
Operating income (loss)	34,794	5,084	(9,504)	(1,752)	18,501	—	47,123
Interest expense	(1,716)	(36)	(97)	(302)	(55,414)	—	(57,565)
Interest income	13	14	—	—	1,963	—	1,990
Income tax provision (benefit)	13,534	2,164	—	—	(15,893)	—	(195)
Income (loss) from continuing operations	19,560	2,966	(9,591)	(2,049)	(17,814)	—	(6,928)
Total assets	653,412	108,475	3,679	28,887	109,089	—	903,542
Capital expenditures	45,635	5,786	16,319	19,787	55	—	87,582

 Operating revenues disclosed above include intersegment operating revenues of $21,677 for local telephone, $1,603 for wireless, $2 for Internet, $13,851 for interexchange and $1,400 for all other. In accordance with SFAS No. 71, intercompany revenues between local telephone and non-local telephone operations are not eliminated above.

 The following table illustrates selected financial data for each segment as of and for the year ended December 31, 2000:

	Local Telephone	Wireless	Internet	Interexchange	All Other	Eliminations	Total

Operating revenues	$222,268	$41,205	$9,172	$19,773	$45,765	$(24,656)	$313,527
Depreciation and amortization	56,912	5,029	1,495	1,345	6,974	—	71,755
Operating income (loss)	31,751	6,414	(8,760)	(1,325)	(5,688)	—	33,768
Interest expense	(1,046)	(11)	(109)	(312)	(60,480)	—	(61,958)
Interest income	105	215	—	—	3,449	—	3,769
Income tax provision (benefit)	7,913	2,703	—	—	(10,813)	—	(197)
Income (loss) from continuing operations	22,814	3,944	(8,863)	(1,631)	(41,000)	—	(24,736)
Total assets	634,105	108,663	25,082	43,596	97,860	—	909,306
Capital expenditures	53,974	11,505	3,252	3,030	492	—	72,253

 Operating revenues disclosed above include intersegment operating revenues of $9,840 for local telephone, $937 for wireless, $2 for Internet and $13,208 for interexchange. In accordance with SFAS No. 71, intercompany revenues between local telephone and non-local telephone operations are not eliminated above.

16. Related party transactions

 The Company has various intercompany transactions with the Parent and at December 31, 2002 and 2001, $3,761 and $2,475, respectively was due from the Parent.

 Fox Paine & Company, ACS Group's majority stockholder, receives an annual management fee in the amount of 1% of the Company's net income before interest expense, interest income, income taxes, depreciation and amortization, and equity in loss of investments, calculated without regard to the fee. The management fee expense for 2002, 2001 and 2000 was $1,316, $1,285, and $1,169, respectively. The management fee payable at 2002 and 2001 was $1,319 and $1,303, respectively.

 On April 17, 2001, the Company issued an interest bearing note receivable to an officer totaling $328. The note bears interest at the Mid-Term Applicable Federal Rate, which was 3.26% as of December 31, 2002, and is due on April 15, 2005. The note is secured by a pledge of 100 shares of ACS Group's stock held in the officer's name. In accordance with an addendum to the officer's employment agreement dated May 3, 2001, the loan will be forgiven ratably over a three year period on its anniversary date ending on April 16, 2004. Accordingly, $114 was forgiven on April 16, 2002 and recognized as compensation expense. The note balance, including accrued interest, was $235 and $339 as of December 31, 2002 and 2001, respectively.

17. Accounting for derivative instruments and hedging activities

 Commencing January 1, 2001, The Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and its corresponding amendments under SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in fair value of a derivative depends on the intended use of the derivative, and its designation as a hedge. Derivatives that are not hedges must be adjusted to fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in fair value of derivatives either offset the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or are recognized in other comprehensive income until the hedged transaction is recognized in earnings. The change in a derivative's fair value related to the ineffective portion of a hedge, if any, is immediately recognized in earnings.

 As a result of adopting SFAS No. 133, the Company recognized as an asset at January 1, 2001, a cumulative transition adjustment of $1,243 related to marking to fair value a designated cash flow hedge in the form of a interest rate swap. The cumulative unrealized gain from the transition adjustment was recorded as a credit to other comprehensive income within the Consolidated Statements of Stockholder's Equity. As of December 31, 2002 and 2001, the fair value of the swap has declined to a liability of $14,152 and $11,437, respectively, which is recorded in other deferred credits and long-term liabilities on the Company's Consolidated Balance Sheets. The fair value of the Company's interest rate swap agreement represents the estimated amount the Company would receive or pay to terminate the agreement, calculated based on the present value of expected payments or receipts based on implied forward rates in the LIBOR yield curve at the end of the year. The realized gains and losses of the swap and its associated hedged long-term debt are recorded net in interest expense on the Company's Consolidated Statements of Operations. For the years ended December 31, 2002 and 2001, realized changes in the fair value of the cash flow hedge amounted to a charge of $9,046 and $3,653, of which the ineffective portion was $59 and $247, respectively. Both the realized effective and ineffective components of the cash flow hedge were recorded as an increase to interest expense. Assuming a weighted average variable rate based on implied forward rates in the LIBOR yield curve as of December 31, 2002, $10,040 would be charged to earnings as interest expense as a result of projected realized changes in fair value of the cash flow hedge expected to occur in 2003. The swap agreement currently in place expires on June 24, 2004.

 The Company maintains an interest rate risk management strategy as a condition of its bank credit agreement that uses derivatives to minimize significant, unanticipated earnings and cash flow fluctuations caused by interest rate volatility. The Company's specific goals are (1) to manage interest rate sensitivity by modifying the repricing characteristics of certain of its debt and (2) to lower (where possible) the cost of borrowed funds. The Company does not enter into derivative financial instruments for speculative or trading purposes.

 By using derivative financial instruments to hedge exposure to changes in interest rates, the Company exposes itself to credit risk and market risk. The Company has minimized its credit risk by entering into a transaction with a high-quality counter-party and monitoring the financial condition of that counterparty. Market risk is managed through the setting and monitoring of parameters that limit the types and degree of market risks that are acceptable.

18. Fair value of financial instruments

 The fair values of cash and short-term investments, accounts receivable and payable, and other short-term assets and liabilities approximate carrying values due to their short-term nature. The Company's interest rate swap agreement is marked to fair value, therefore its carrying value is equal to its fair value.

 The fair value for the Company's senior subordinated notes was estimated based on quoted market prices. The fair value of the Company's senior credit facility term debt approximates carrying values due to the variable interest rate nature of the debt and its senior position in the capital structure.

 The following table summarizes the Company's carrying values and fair values of the debt components of its financial instruments at December 31, 2002:

	Carrying Value	Fair Value

Senior credit facility term debt — tranche A	$148,500	$148,500
Senior credit facility term debt — tranche B	148,500	148,500
Senior credit facility term debt — tranche C	133,650	133,650
9 3/8% senior subordinated notes due 2009	150,000	107,250
Capital leases and other long-term obligations	12,181	12,181

	$592,831	$550,081

 The following table summarizes the Company's carrying values and fair values of the debt components of its financial instruments at December 31, 2001:

	Carrying Value	Fair Value

Senior credit facility term debt — tranche A	$150,000	$150,000
Senior credit facility term debt — tranche B	150,000	150,000
Senior credit facility term debt — tranche C	135,000	135,000
9 3/8% senior subordinated notes due 2009	150,000	148,500
Capital leases and other long-term obligations	11,603	11,603

	$596,603	$595,103

19. Severance and restructuring charges

 In June 2002, the Company adopted a restructuring plan and recorded $862 of associated charges, including $523 of severance costs and $339 of lease termination costs for office space. Employee force reductions expected as a result of this plan total approximately 30 persons, and the plan is expected to be completed by June 2003. As of December 31, 2002, 11 employees have been terminated and are eligible for severance and the Company has paid out $172 accrued under this plan.

20. Condensed Consolidating Financial Statements

 ACS Group and ACS Holdings' subsidiaries are guarantors under ACS Holdings' 9 3/8% senior subordinated notes. All ACS Group's and Holdings' subsidiaries (the "Subsidiaries") are 100% owned. The guarantees are full and unconditional. In addition, all guarantees are joint and several. Accordingly, the interim condensed consolidating financial statements are presented below.

Condensed Consolidated Balance Sheet
December 31, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Assets
Current assets:
Cash and cash equivalents	$(73)	$18,638	$—	$18,565
Restricted cash	—	3,440	—	3,440
Accounts receivable-trade, net	28,713	20,107	—	48,820
Accounts receivable-affiliates	34,625	(30,864)	—	3,761
Materials and supplies	11,176	27	—	11,203
Prepayments and other current assets	2,941	3,231	—	6,172
Assets held for sale	261	—	—	261

Total current assets	77,643	14,579	—	92,222
Investments	—	550,964	(550,964)	—
Property, plant and equipment	987,132	103,233	—	1,090,365
Less: accumulated depreciation	588,536	36,740	—	625,276

Property, plant and equipment, net	398,596	66,493	—	465,089
Goodwill	38,821	—	38,404	77,225
Intangible assets	22,237	1,032	—	23,269
Debt issuance costs, net	—	21,130	—	21,130
Deferred charges and other assets	32,278	(6,231)	—	26,047

Total assets	$569,575	$647,967	$(512,560)	$704,982
Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term obligations	$1,312	$4,621	$—	$5,933
Accounts payable-affiliates	—	1,319	—	1,319
Accounts payable, accrued and other current liabilities	18,834	30,646	—	49,480
Advance billings and customer deposits	9,804	—	—	9,804

Total current liabilities	29,950	36,586	—	66,536
Long-term obligations, net of current portion	6,899	579,999	—	586,898
Deferred income taxes	7,673	(7,673)	—	—
Other deferred credits and long-term liabilities	12,493	20,437	—	32,930
Stockholder's equity:
Common stock	25		(25)	—
Treasury stock	—	—	—	—
Paid in capital in excess of par value	355,574	287,242	(355,574)	287,242
Retained earnings (accumulated deficit)	156,961	(249,738)	(156,961)	(249,738)
Accumulated other comprehensive loss	—	(18,886)	—	(18,886)

Total stockholder's equity	512,560	18,618	(512,560)	18,618

Total liabilities and stockholder's equity	$569,575	$647,967	$(512,560)	$704,982

Condensed Consolidated Balance Sheet
December 31, 2001

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Assets
Current assets:
Cash and cash equivalents	$1,239	$39,773	$—	$41,012
Restricted cash	—	6,932	—	6,932
Accounts receivable-trade, net	26,707	20,205	—	46,912
Accounts receivable-affiliates	26,351	(23,876)	—	2,475
Materials and supplies	8,698	25	—	8,723
Prepayments and other current assets	4,115	1,917	—	6,032

Total current assets	67,110	44,976	—	112,086
Investments	—	683,372	(683,372)	—
Property, plant and equipment	938,367	98,462	—	1,036,829
Less: accumulated depreciation	530,728	27,121	—	557,849

Property, plant and equipment, net	407,639	71,341	—	478,980
Goodwill	11,311	—	239,184	250,495
Intangible assets	25,228	1,557	—	26,785
Debt issuance costs, net	—	25,321	—	25,321
Deferred charges and other assets	1,249	8,626	—	9,875

Total assets	$512,537	$835,193	$(444,188)	$903,542
Liabilities and Stockholder's Equity
Current liabilities:
Current portion of long-term obligations	$514	$4,593	$—	$5,107
Accounts payable-affiliates	—	1,303	—	1,303
Accounts payable, accrued and other current liabilities	32,273	30,492	—	62,765
Advance billings and customer deposits	9,190	—	—	9,190

Total current liabilities	41,977	36,388	—	78,365
Long-term obligations, net of current portion	6,876	584,620	—	591,496
Deferred income taxes	10,076	(10,076)	—	—
Other deferred credits and long-term liabilities	9,420	15,583	—	25,003
Stockholder's equity:
Common stock	25		(25)	—
Treasury stock	—	—	—	—
Paid in capital in excess of par value	283,185	287,242	(283,185)	287,242
Retained earnings (accumulated deficit)	160,978	(64,735)	(160,978)	(64,735)
Accumulated other comprehensive loss	—	(13,829)	—	(13,829)

Total stockholder's equity	444,188	208,678	(444,188)	208,678

Total liabilities and stockholder's equity	$512,537	$835,193	$(444,188)	$903,542

Condensed Consolidated Statement of Operations
Year Ended December 31, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Operating revenue:
Local telephone	$226,447	$—	$—	$226,447
Wireless	43,233	—	(53)	43,180
Directory	33,604	—	—	33,604
Internet	20,848	—	(1)	20,847
Interexchange	29,708	—	(10,284)	19,424
Other	716	24,807	(25,523)	—

Total operating revenue	354,556	24,807	(35,861)	343,502
Operating expense:
Local telephone (exclusive of depreciation and amortization)	138,948	2,188	(23,859)	117,277
Wireless (exclusive of depreciation and amortization)	33,940	—	(6,028)	27,912
Directory (exclusive of depreciation and amortization)	14,189	—	(19)	14,170
Internet (exclusive of depreciation and amortization)	35,547	—	(6,045)	29,502
Interexchange (exclusive of depreciation and amortization)	28,666	—	(1,119)	27,547
Other (exclusive of depreciation and amortization)	1,158	—	(1,158)	—
Depreciation and amortization	70,181	12,890	(131)	82,940
Goodwill impairment loss	—	64,755	—	64,755

Total operating expense	322,629	79,833	(38,359)	364,103
Loss on disposal of assets	204	—	1,959	2,163

Operating income	31,723	(55,026)	539	(22,764)
Other income (expense):
Interest expense	(79)	(49,067)	33	(49,113)
Interest income and other	(37)	(3,978)	6,218	2,203

Total other expense	(116)	(53,045)	6,251	(46,910)

Income (loss) before income taxes, discontinued operations and cumulative effect of change in accounting principle	31,607	(108,071)	6,790	(69,674)
Income tax expense (benefit)	22,718	(22,718)	—	—

Income (loss) from continuing operations	8,889	(85,353)	6,790	(69,674)
Loss from discontinued operations	(6,810)	(250)	(572)	(7,632)

Loss before cumulative effect of change in in accounting principle	2,079	(85,603)	6,218	(77,306)
Cumulative effect of change in accounting principle	(8,297)	(97,053)	—	(105,350)

Net income (loss)	$(6,218)	$(182,656)	$6,218	$(182,656)

Condensed Consolidated Statement of Operations
Year Ended December 31, 2001

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Operating revenue:
Local telephone	$221,411	$—	$—	$221,411
Wireless	41,923	—	(29)	41,894
Directory	33,870	—	—	33,870
Internet	13,726	—	(2)	13,724
Interexchange	30,795	—	(9,479)	21,316
Other	960	17,072	(18,032)	—

Total operating revenue	342,685	17,072	(27,542)	332,215
Operating expense:
Local telephone (exclusive of depreciation and amortization)	133,181	2,475	(15,191)	120,465
Wireless (exclusive of depreciation and amortization)	31,213	—	(5,564)	25,649
Directory (exclusive of depreciation and amortization)	14,713	—	(29)	14,684
Internet (exclusive of depreciation and amortization)	20,624	—	(4,947)	15,677
Interexchange (exclusive of depreciation and amortization)	30,263	—	(754)	29,509
Other (exclusive of depreciation and amortization)	1,949	—	(1,949)	—
Depreciation and amortization	64,463	15,348	(703)	79,108

Total operating expense	296,406	17,823	(29,137)	285,092
Loss on disposal of assets	—	—	—	—

Operating income	46,279	(751)	1,595	47,123
Other income (expense):
Interest expense	(2,277)	(55,414)	126	(57,565)
Interest income and other	116	23,660	(20,457)	3,319

Total other expense	(2,161)	(31,754)	(20,331)	(54,246)

Income (loss) before income taxes and and discontinued operations	44,118	(32,505)	(18,736)	(7,123)
Income tax expense (benefit)	23,664	(23,859)	—	(195)

Income (loss) from continuing operations	20,454	(8,646)	(18,736)	(6,928)
Loss from discontinued operations	—	—	(1,718)	(1,718)

Net income (loss)	$20,454	$(8,646)	$(20,454)	$(8,646)

Condensed Consolidated Statement of Operations
Year Ended December 31, 2000

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Operating revenue:
Local telephone	$222,268	$—	$—	$222,268
Wireless	41,205	—	(50)	41,155
Directory	29,156	—	—	29,156
Internet	9,172	—	(2)	9,170
Interexchange	19,773	—	(7,995)	11,778
Other	1,131	16,609	(17,740)	—

Total operating revenue	322,705	16,609	(25,787)	313,527
Operating expense:
Local telephone (exclusive of depreciation and amortization)	145,682	2,469	(16,609)	131,542
Wireless (exclusive of depreciation and amortization)	29,762	—	(3,456)	26,306
Directory (exclusive of depreciation and amortization)	13,334	—	—	13,334
Internet (exclusive of depreciation and amortization)	16,348	—	(4,563)	11,785
Interexchange (exclusive of depreciation and amortization)	19,753	—	(4)	19,749
Other (exclusive of depreciation and amortization)	1,482	—	(1,482)	—
Unusual charges	5,288	—	—	5,288
Depreciation and amortization	57,429	14,836	(510)	71,755

Total operating expense	289,078	17,305	(26,624)	279,759
Loss on disposal of assets	—	—	—	—

Operating income	33,627	(696)	837	33,768
Other income (expense):
Interest expense	(1,629)	(60,480)	151	(61,958)
Interest income and other	349	18,496	(15,588)	3,257

Total other expense	(1,280)	(41,984)	(15,437)	(58,701)

Income (loss) before income taxes and discontinued operations	32,347	(42,680)	(14,600)	(24,933)
Income tax expense (benefit)	16,830	(17,027)	—	(197)

Income (loss) from continuing operations	15,517	(25,653)	(14,600)	(24,736)
Loss from discontinued operations	—	—	(917)	(917)

Net income (loss)	$15,517	$(25,653)	$(15,517)	$(25,653)

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Net cash provided (used) by operating activities	$59,261	$6,538	$—	$65,799
Cash Flows from Investing Activities:
Construction and capital expenditures	(57,538)	(9,439)	—	(66,977)
Acquisition of PCS license	(300)	—	—	(300)
Issuance of note receivable	—	(15,000)	—	(15,000)
Other investing activities	—	3,706	—	3,706

Net cash provided (used) by investing activities	(57,838)	(20,733)	—	(78,571)
Cash Flows from Financing Activities:
Payments on long-term debt	(2,735)	(4,593)	—	(7,328)
Dividends	—	(2,347)	—	(2,347)

Net cash used by financing activities	(2,735)	(6,940)	—	(9,675)
Increase in cash and cash equivalents	(1,312)	(21,135)	—	(22,447)
Cash and cash equivalents, beginning of the period	1,239	39,773	—	41,012

Cash and cash equivalents, end of the period	$(73)	$18,638	$—	$18,565
Supplemental Cash Flow Data:
Interest paid	$86	$45,744	$—	$45,830
Income taxes paid	$—	$—	$—	$—
Supplemental Noncash Transactions:
Property acquired under capital leases and mortgages	$4,187	$—	$—	$4,187
Minimum pension liability adjustment	$—	$2,342	$—	$2,342
Interest rate swap marked to market	$—	$2,715	$—	$2,715

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2001

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Net cash provided (used) by operating activities	$88,111	$(11,473)	$—	$76,638
Cash Flows from Investing Activities:
Construction and capital expenditures	(87,548)	(34)	—	(87,582)
Other investing activities	—	(6,901)	—	(6,901)

Net cash provided (used) by investing activities	(87,548)	(6,935)	—	(94,483)
Cash Flows from Financing Activities:
Payments on long-term debt	(1,337)	(1,702)	—	(3,039)

Net cash used by financing activities	(1,337)	(1,702)	—	(3,039)
Increase in cash and cash equivalents	(774)	(20,110)	—	(20,884)
Cash and cash equivalents, beginning of the period	2,013	59,883	—	61,896

Cash and cash equivalents, end of the period	$1,239	$39,773	$—	$41,012
Supplemental Cash Flow Data:
Interest paid	$2,285	$47,171	$—	$49,456
Income taxes paid	$—	$—	$—	$—
Supplemental Noncash Transactions:
Interest rate swap marked to market	$—	$11,437	$—	$11,437
Minimum pension liability adjustment	$—	$2,392	$—	$2,392

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2002

	Combined Subsidiaries	ACS Holdings Parent Only	Eliminations	ACS Holdings Consolidated

Net cash provided (used) by operating activities	$69,421	$74,126	$—	$143,547
Cash Flows from Investing Activities:
Construction and capital expenditures	(68,609)	(492)	—	(69,101)
Other investing activities	—	(5,598)	—	(5,598)

Net cash provided (used) by investing activities	(68,609)	(6,090)	—	(74,699)
Cash Flows from Financing Activities:
Payments on long-term debt	(3,058)	(3,165)	—	(6,223)
Dividends	—	(9,735)	—	(9,735)

Net cash used by financing activities	(3,058)	(12,900)	—	(15,958)
Increase in cash and cash equivalents	(2,246)	55,136	—	52,890
Cash and cash equivalents, beginning of the period	4,259	4,747	—	9,006

Cash and cash equivalents, end of the period	$2,013	$59,883	$—	$61,896
Supplemental Cash Flow Data:
Interest paid	$1,635	$55,783	$—	$57,418
Income taxes paid	$—	$—	$—	$—
Supplemental Noncash Transactions:
Property acquired under capital leases and mortgages	$3,152	$—	$—	$3,152
Note payable in connection with acquisition	$—	$2,250	$—	$2,250

21. Commitments and contingencies

 The Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

 A class action lawsuit was filed against the Company on March 14, 2001. The litigation alleges various contract and tort claims concerning the Company's decision to terminate its Infinite Minutes long distance plan. Although the Company believes this suit is without merit and intends to vigorously defend its position, it is impossible to determine at this time the actual number of plaintiffs or the claims that will actually continue to be in dispute.

 In December 2001, the Company entered into a material contract with the State of Alaska to provide it with comprehensive telecommunications services for a period of five years. This contract obligates the Company to, among other things, provide on the state's behalf customer premise equipment and other capital assets which the Company believes will range between $25,000 and $30,000 over the term of the agreement, of which approximately $12,400 has been expended through December 31, 2002. The Company intends to fund this commitment with cash on hand and cash flows from operations.

 On July 15, 2002 the Company fulfilled a commitment to Neptune Communications, L.L.C. ("Neptune") to provide a loan in the form of an unsecured note receivable totaling $15,000 in return for certain consideration. The note, which is included in deferred charges and other assets on the Company's Consolidated Balance Sheets, bears interest at the applicable federal rate, which was 5.61% at the date of issuance, and matures on July 15, 2022. Interest is payable semiannually, but Neptune may elect to add the interest to the principal in lieu of cash payments. The commitment was funded with cash on hand. In connection with this note, Neptune has granted the Company an option to purchase certain network assets of Neptune, no later than January 2, 2006 at a price equal to the then outstanding loan balance. The Company has also entered into a strategic agreement with Neptune for the life of the fiber optic cable system owned by Neptune. The significant provisions of this agreement are: i) purchase commitments by the Company for capacity in 2005 and 2007, the final price and quantity of which are subject to future events, ii) Neptune's restoration of the Company's traffic carried on another cable system, iii) and specific interconnection arrangements between the Company and Neptune, should the Company exercise its option to purchase certain network assets from Neptune. The Company is currently renegotiating the terms and conditions of this agreement and it is not possible to determine the ultimate outcome of these negotiations at this time.

 The Company has been authorized by its Board of Directors to evaluate the possible disposition of its directory business, ACSIS. This transaction, if completed, would result in a deleveraging of the Company's balance sheet and generate cash for other corporate objectives. The Company expects to file on or about March 6, 2003, a preliminary prospectus with Canadian securities regulators relating to a proposed public offering in Canada of ACSIS through a Canadian income fund. Any prospective sale of ACSIS is subject to the approval of the Company's Board of Directors, which is dependent upon terms and pricing. Any such sale is also contingent upon a number of conditions including approval by securities regulators, the approval of an amendment of certain terms and conditions of the Company's senior credit facility and market conditions. There can be no assurance that the Company will consummate any transaction to sell ACSIS.

22. Consolidated quarterly operating information (unaudited)

	Quarterly Financial Data
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

2002
Operating revenues	$82,010	$92,905	$84,330	$84,257
Operating income (loss)	12,542	15,173	5,909	(56,388)
Income (loss) from continuing operations	299	4,746	(6,257)	(68,462)
Loss on discontinued operations	(6,872)	(515)	(136)	(109)
Income (loss) before cumulative effect of change in accounting principle	(6,573)	4,231	(6,393)	(68,571)
Cumulative effect of change in accounting principle	(105,350)	—	—	—
Net income (loss)	(111,923)	4,231	(6,393)	(68,571)
2001
Operating revenues	$81,301	$81,850	$82,981	$86,083
Operating income	10,310	12,096	12,708	12,009
Loss from continuing operations	(3,912)	(1,668)	(225)	(1,123)
Loss on discontinued operations	(310)	(491)	(526)	(391)
Net loss	(4,222)	(2,159)	(751)	(1,514)
2000
Operating revenues	$78,235	$80,788	$75,008	$79,496
Operating income	11,453	12,084	3,524	6,707
Loss from continuing operations	(3,709)	(3,143)	(10,493)	(7,391)
Loss on discontinued operations	(139)	(251)	(223)	(304)
Net loss	(3,848)	(3,394)	(10,716)	(7,695)

 On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations for all periods presented. Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets and a transitional impairment loss of $105,350 was recognized as the cumulative effect of a change in accounting principle in the consolidated statement of operations. The Company performed its annual goodwill impairment test during the fourth quarter of 2002 and recorded a goodwill impairment loss of $64,755 in operating expenses of the consolidated statement of operations.

QuickLinks

  Exhibit 99.2
Alaska Communications Systems Holdings, Inc. Index to consolidated financial statements
Alaska Communications Systems Holdings, Inc. Consolidated balance sheets
Alaska Communications Systems Holdings, Inc. Consolidated statements of operations
Alaska Communications Systems Holdings, Inc. Consolidated statements of cash flows
Alaska Communications Systems Holdings, Inc. Notes to consolidated financial statements (Unaudited, dollars in thousands)
Alaska Communications Systems Holdings, Inc. Consolidated balance sheets December 31, 2002 and 2001
Alaska Communications Systems Holdings, Inc. Consolidated statements of operations
Alaska Communications Systems Holdings, Inc. Consolidated statements of stockholder's equity
Alaska Communications Systems Holdings, Inc. Consolidated statements of cash flows
Alaska Communications Systems Holdings, Inc. Notes to consolidated financial statements Years ended December 31, 2002, 2001 and 2000 (In thousands)